As filed with the Securities and Exchange Commission on June 20, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

FEDERAL REALTY INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

52-0782497

(I.R.S. Employer Identification No.)

1626 East Jefferson Street

Rockville, Maryland 20852

Telephone: (301) 998-8100

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Dawn M. Becker, Executive Vice President, General Counsel and Secretary

Federal Realty Investment Trust

1626 East Jefferson Street

Rockville, Maryland 20852

Telephone: (301) 998-8100

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

William L. Horton, Jr., Esq.

Pillsbury Winthrop Shaw Pittman LLP

2300 N Street, N.W.

Washington, D.C. 20037

(202) 663-8000

Approximate date of commencement of proposed sale of the securities to the public:    From time to time following the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(2)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities
Preferred Shares, $0.01 par value
Depositary Shares (3)	(1)	(1)	(1)	(1)
Common Shares, $0.01 par value (4)
Warrants

(1)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, except for $9,200 that has already been paid with respect to the $100,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-100819 filed by Federal Realty Investment Trust on October 29, 2002 and that were not sold thereunder.
(2)	Offered securities registered hereunder may be sold separately, together or as units with other offered securities registered hereunder.
(3)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.
(4)	Includes associated rights to purchase common shares of beneficial interest of the registrant.

Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the prospectus included herein also relates to Registration Statement No. 333-100819.

Filed pursuant to rule 424(b)(5)

PROSPECTUS

Debt Securities, Common Shares, Preferred Shares, Depositary Shares and Warrants

We may from time to time offer, in one or more series, separately or together, the following:

•	our debt securities, which may be either senior debt securities or subordinated debt securities;

•	our common shares of beneficial interest (and rights to acquire common shares that are attached to, or trade with, our common shares);

•	our preferred shares of beneficial interest;

•	our preferred shares of beneficial interest represented by depositary receipts; and

•	warrants to purchase our common and preferred shares.

Our common shares are listed on the New York Stock Exchange under the symbol “FRT.”

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer such securities. When we sell a particular series of securities, we prepare a prospectus supplement describing the offering and the terms of that series of securities. Such terms may include limitations on direct or beneficial ownership and restrictions on transfer of our securities being offered that we believe are appropriate to preserve our status as a real estate investment trust for federal income tax purposes.

We may offer our securities directly, through agents we may designate from time to time, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such class or series of the securities.

Please read this prospectus and the applicable supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 20, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus either separately or in units, in one or more offerings. Our prospectus provides you with a general description of these securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. Our prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

References to “we,” “us” or “our” refer to Federal Realty Investment Trust and its directly or indirectly owned subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor.

FORWARD-LOOKING INFORMATION

Before investing in our securities, you should be aware that there are various risks. Investors should carefully consider, among other factors, the factors discussed in this prospectus and in any prospectus supplement. This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Also, documents that we “incorporate by reference” into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. When we refer to forward-looking statements or information, sometimes we use words such as “may,” “will,” “could,” “should,” “plans,” “intends,” “expects,” “believes,” “estimates,” “anticipates” and “continues.” The risk factors in this prospectus and in any prospectus supplement describe risks that may affect these statements but are not all-inclusive, particularly with respect to possible future events. Many things can happen that can cause actual results to be different from those we describe. Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements. We also make no promise to update any of the forward-looking statements, or to publicly release the results if we revise any of them.

THE COMPANY

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development and redevelopment of high-quality retail and mixed-use properties. As of March 31, 2006, we owned or had a majority interest in 104 community and neighborhood shopping centers and mixed-use properties comprising approximately 17.6 million square feet, located primarily in densely populated and affluent communities throughout the Northeast and Mid-Atlantic United States, as well as in California, and one apartment complex in Maryland.

We operate in a manner intended to qualify as a real estate investment trust pursuant to provisions of the Internal Revenue Code. Our offices are located at 1626 East Jefferson Street, Rockville, Maryland 20852. Our telephone number is (301) 998-8100 or (800) 658-8980. Our website address is www.federalrealty.com. The information contained in our website is not a part of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of securities for one or more of the following:

•	repayment of debt;

•	acquisition of additional properties;

•	development of new properties;

•	redevelopment of existing properties;

•	redemption of preferred shares; and

•	working capital and general corporate purposes.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and preferred stock dividends for the periods indicated:

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges	1.9	1.8	1.8	1.7	1.6	1.2	1.4
Ratio of earnings to combined fixed charges and preferred stock dividends	1.7	1.6	1.7	1.5	1.4	1.0	1.3

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. In computing the ratio of earnings to fixed charges: (a) earnings consist of income from continuing operations before minority interests plus distributed income of equity investees and fixed charges (excluding capitalized interest) less minority interests of subsidiaries with no fixed charges; and (b) fixed charges consist of interest expense including amortization of debt discounts and issuance costs (including capitalized interest) and the estimated portion of rents payable by us representing interest.

The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the total of fixed charges and preferred stock dividends. In computing the ratio of earnings to combined fixed charges and preferred stock dividends: (a) earnings consist of income from continuing operations before minority interests plus distributed income of equity investees and fixed charges (excluding capitalized interest) less minority interests of subsidiaries with no fixed charges; (b) fixed charges consist of interest expense including amortization of debt discounts and issuance costs (including capitalized interest) and the estimated portion of rents payable by us representing interest; and (c) preferred stock dividends consist of preferred stock dividends and preferred stock redemption costs.

DESCRIPTION OF DEBT SECURITIES

We will prepare and distribute a prospectus supplement that describes the specific terms of the debt securities. In this section of the prospectus, we describe the general terms we expect all debt securities to have. We also identify some of the specific terms that will be described in a prospectus supplement. Although we expect that any debt securities we offer with this prospectus will have the general terms we describe in this section, our debt securities may have terms that are different from or inconsistent with the general terms we describe here. Therefore, you should read the prospectus supplement carefully.

General Terms of Debt Securities

Unless we say otherwise in a prospectus supplement, debt securities we offer through this prospectus:

•	will be our general, direct and unsecured obligations; and

•	may be either senior debt securities or subordinated debt securities.

Senior debt securities will rank equally with all of our other unsecured and unsubordinated obligations. Subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior debt in the manner we describe in a prospectus supplement.

We may incur additional debt, subject to limitations in the agreements governing our credit and other debt facilities and other notes we may have issued.

Unless we say otherwise in a prospectus supplement:

•	debt securities we offer through this prospectus will not limit the amount of other debt that we may incur;

•	you will not have any protection if we engage in a highly leveraged transaction, a restructuring, a transaction involving a change in control, or a merger or similar transaction that may adversely affect holders of the debt securities; and

•	we will not list the debt securities on any securities exchange.

The Indentures

Any debt securities we offer through this prospectus will be issued under an indenture between us and Wachovia Bank National Association, as successor to First Union National Bank, Trustee. We have filed with the SEC two indentures that are exhibits to the registration statement that includes this prospectus. The senior indenture describes the general terms of senior debt securities we may issue. In addition to describing the general terms of subordinated debt securities that we may issue, the subordinated indenture includes additional terms describing the subordination provisions of these securities. Each of the indentures is subject to the Trust Indenture Act of 1939, as amended.

The indentures do not include all the terms of debt securities we may issue through this prospectus. If we issue debt securities through this prospectus, our Board of Trustees will establish the additional terms for each series of debt securities. The additional terms will be either established pursuant to, and set forth in, a supplemental indenture, or established pursuant to a resolution of our Board of Trustees and set forth in an officer’s certificate. Each indenture describes the additional terms that may be established and we summarize the additional terms that may be established under “— Additional Terms of Debt Securities,” below.

We have summarized the provisions of the senior indenture and the subordinated indenture below. The summary is not complete. You should read the indentures for provisions that may be important to you. The extent, if any, to which the provisions of the base indentures apply to particular debt securities will be described in the prospectus supplement relating to those securities. You should read the prospectus supplement for more information regarding any particular issuance of debt securities.

Additional Terms of Debt Securities

As described above, the terms of a particular series of debt securities we offer through this prospectus will be established by our Board of Trustees when we issue the series. We will describe the terms of the series in a prospectus supplement. Each indenture provides that the terms that may be established include the following:

•	Title. The title of the debt securities offered.

•	Amount. Any limit upon the total principal amount of the series of debt securities offered.

•	Maturity. The date or dates on which the principal of and premium, if any, on the offered debt securities will mature or the method of determining such date or dates.

•	Interest Rate. The rate or rates (which may be fixed or variable) at which the offered debt securities will bear interest, if any, or the method of calculating such rate or rates.

•	Interest Accrual. The date or dates from which interest will accrue or the method by which such date or dates will be determined.

•	Interest Payment Dates. The date or dates on which interest will be payable and the record date or dates to determine the persons who will receive payment.

•	Place of Payment. The place or places where principal of, premium, if any, and interest, on the offered debt securities will be payable or at which the offered debt securities may be surrendered for registration of transfer or exchange.

•	Optional Redemption. The period or periods within which, the price or prices at which, the currency or currencies (if other than in U.S. dollars), including currency unit or units, in which, and the other terms and conditions upon which, the offered debt securities may be redeemed, in whole or in part, at our option, if we have that option.

•	Mandatory Redemption. The obligation, if any, we have to redeem or repurchase the offered debt securities pursuant to any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder; and the period or periods within which, the price or prices at which, the currency or currencies (if other than in U.S. dollars), including currency unit or units, in which, and the other terms and conditions upon which, such offered debt securities shall be redeemed or purchased, in whole or in part.

•	Denominations. The denominations in which the offered debt securities are authorized to be issued.

•	Currency. The currency or currency unit in which the offered debt securities may be denominated and/or the currency or currencies, including currency unit or units, in which principal of, premium, if any, and interest, if any, on the offered debt securities will be payable and whether we or the holders of the offered debt securities may elect to receive payments in respect of the offered debt securities in a currency or currency unit other than that in which the offered debt securities are stated to be payable.

•	Indexed Principal. If the amount of principal of, or premium, if any, or interest on, the offered debt securities may be determined with reference to an index or pursuant to a formula or other method, the manner in which such amounts will be determined.

•	Payment on Acceleration. If other than the principal amount, the amount which will be payable upon declaration of the acceleration of the maturity or the method by which such portion shall be determined.

•	Special Rights. Provisions, if any, granting special rights to the holders of the offered debt securities if certain specified events occur.

•	Modifications to Indentures. Any addition to, or modification or deletion of, any event of default or any of the covenants specified in the indenture with respect to the offered debt securities.

•	Tax “Gross-Up.” The circumstances, if any, under which we will pay additional amounts on the offered debt securities held by non-U.S. persons for taxes, assessments or similar charges.

•	Registered or Bearer Form. Whether the offered debt securities will be issued in registered or bearer form or both.

•	Dates of Certificates. The date as of which any offered debt securities in bearer form and any temporary global security representing outstanding securities are dated, if other than the original issuance date of the offered debt securities.

•	Forms. The forms of the securities and interest coupons, if any, of the series.

•	Registrar and Paying Agent. If other than the trustee under the applicable indenture, the identity of the registrar and any paying agent for the offered debt securities.

•	Defeasance. Any means of defeasance or covenant defeasance that may be specified for the offered debt securities.

•	Global Securities. Whether the offered debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for the global security or securities and the circumstances under which beneficial owners of interests in the global security may exchange those interests for certificated debt securities to be registered in the names of or to be held by the beneficial owners or their nominees.

•	Documentation. If the offered debt securities may be issued or delivered, or any installation of principal or interest may be paid, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture, the form of those certificates, documents or conditions.

•	Payees. If other than as provided in the applicable indenture, the person to whom any interest on any registered security of the series will be payable and the manner in which, or the person to whom, any interest on any bearer securities of the series will be payable.

•	Definitions. Any definitions for the offered debt securities of that series that are different from or in addition to the definitions included in the applicable indenture, including, without limitation, the definition of “unrestricted subsidiary” to be used for such series.

•	Subordination. In the case of the subordinated indenture, the relative degree to which the offered debt securities shall be senior to or junior to other debt securities, whether currently outstanding or to be offered in the future, and to other debt, in right of payment.

•	Guarantees. Whether the offered debt securities are guaranteed and, if so, the identity of the guarantors and the terms of the offered guarantees (including whether and the extent to which the guarantees are subordinated to other debt of the guarantors).

•	Conversion. The terms, if any, upon which the offered debt securities may be converted or exchanged into or for our common shares, preferred shares or other securities or property.

•	Restrictions. Any restrictions on the registration, transfer or exchange of the offered debt securities.

•	Other Terms. Any other terms not inconsistent with the terms of the applicable indenture pertaining to the offered debt securities or which may be required or advisable under U.S. laws or regulations or advisable, as we determine, in connection with marketing of securities of the series.

Form of Securities and Related Matters

Registered or Bearer Form.    Debt securities may be offered in either registered or bearer form.

•	If the debt securities are in registered form, we may treat the person named in the register as the owner of the debt securities for all purposes, including payment, exchange and transfer.

•	If we issue debt securities in bearer form, we will issue those debt securities only to non-U.S. persons and may treat the bearer of the securities as the owner for all purposes, including payment, exchange and transfer. If we issue debt securities in bearer form, we will describe special offering restrictions and material U.S. federal income tax consequences relating to the offered debt securities in a prospectus supplement.

Denominations.    Unless we say otherwise in a prospectus supplement, we will issue debt securities in denominations of:

•	U.S. $1,000 (or multiples of $1,000) if we issue the debt securities in registered form; and

•	U.S. $5,000 (or multiples of $5,000) if we issue debt securities in bearer form.

Payment Currencies and Indexed Securities.    We may offer debt securities for which:

•	the purchase price is payable in a currency other than U.S. dollars;

•	the securities are denominated in a currency other than U.S. dollars; or

•	the principal or interest of, or any other amount due on, the offered debt securities in a currency other than U.S. dollars.

The other currency may be a currency unit composed of various currencies. Payments on debt securities may also be based on an index.

Payment, Transfer and Exchange.    Unless we say otherwise in a prospectus supplement, the office for paying principal, interest and other amounts on the debt securities is Wachovia Bank National Association, 401 S. Tryon Street, 12th Floor, Charlotte, North Carolina 28288. We will notify you of any change in the office’s location. At our option, however, we may make any interest payments on debt securities issued in registered form by:

•	mailing checks to you at the address you specify; or

•	wire transfer of immediately available funds to an account you specify.

Unless we say otherwise in a prospectus supplement, we will pay interest to the person whose name is in the register at the close of business on the regular record date for such interest.

We will describe in a prospectus supplement how we will pay amounts owing on bearer securities. We will only pay amounts owing on bearer securities at an office outside the United States.

Unless we say otherwise in a prospectus supplement, you may transfer or exchange debt securities issued in registered form at an agency that we designate. You may transfer or exchange debt securities without service charge, although we may require you to pay any related tax or other governmental charge.

Global Securities

We may issue debt securities of a series in the form of one or more fully registered global securities. Each registered global security will:

•	be registered in the name of a depositary or a nominee for the depositary;

•	be deposited with the depositary or nominee or a custodian therefor; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer and any such other appropriate matters.

Registered global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities will be described in a prospectus supplement.

Certain Covenants

Each indenture contains the following covenants. Any additional material covenants applicable to any series of debt securities will be set forth in a prospectus supplement.

Existence.    Except as permitted under “Consolidation, Merger or Sale of Assets,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises; provided, however, we are not required to preserve any right or franchise if we determine that the preservation of the right or franchise is no longer desirable in the conduct of our business.

Maintenance of Properties.    We will cause all of our material properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of our material properties to be made, all as in our judgment may be necessary so that the business carried on at, or in connection with, our material properties may be properly and advantageously conducted at all times.

Payment of Taxes and Other Claims.    We will pay or discharge or cause to be paid or discharged, before they shall become delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon us or upon our income, profits or property, and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property;

provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Provision of Financial Information.    Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will, within 15 days of each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the SEC if we were so subject:

•	transmit by mail to all holders of debt securities, as their names and addresses appear in the register, without cost to such holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to Section 13 or 15(d);

•	file with the trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to Section 13 or 15(d); and

•	promptly, upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any prospective holder.

Consolidation, Merger or Sale of Assets

We may consolidate with, or sell, lease or convey all or substantially all of our assets, or merge with or into any other entity, provided that we satisfy all of the following conditions:

•	either

•	we must be the continuing company, or

•	the surviving entity must be an entity duly organized and validly existing under U.S. laws, any state or the District of Columbia, and the surviving entity must assume, by a supplemental indenture in a form reasonably satisfactory to the trustee, all obligations under the applicable debt securities and the related indenture;

•	immediately before and immediately after giving effect to such transactions, no default or event of default under the debt securities shall have occurred and be continuing; and

•	we or the surviving entity has delivered, or caused to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers’ certificate and an opinion of counsel, each to the effect that each consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture relating to such transaction comply with the provisions of the applicable indenture and that all conditions precedent provided for in the indenture relating to the transaction have been met.

Subordination

Generally.    Unless we say otherwise in a prospectus supplement, the payment of principal, premium, if any, and interest on subordinated debt securities will be subordinated, or junior, to the prior payment in full of all or any of our present and future “senior debt.” This means that we must pay all present and future senior debt before we pay amounts due to holders of subordinated debt securities if we liquidate, dissolve, reorganize or go through a similar process. After making these payments, we may not have sufficient assets remaining to pay the amounts due to holders of subordinated debt securities or equity securities.

Senior debt is defined in the subordinated indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred, created or assumed:

•	indebtedness for money borrowed or represented by purchase-money obligations;

•	indebtedness evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument;

•	our obligations as lessee under leases of property whether made as part of any sale and leaseback transaction to which we are a party or otherwise;

•	indebtedness of partnerships and joint ventures which is included in our consolidated financial statements;

•	indebtedness, obligations and liabilities of others in respect of which we are liable, contingently or otherwise, for payment or advances of money or property, or as guarantor, endorser or otherwise, or which we have agreed to purchase or otherwise acquire; and

•	any binding commitment to fund any real estate investment or to fund any investment in any entity making a real estate investment, in each case other than

•	any such indebtedness, obligation or liability of a type described or referred to in the bullets above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks pari passu with the subordinated debt securities;

•	any such indebtedness, obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated to our indebtedness; and

•	the subordinated debt securities.

There are no restrictions in the subordinated indenture upon the creation of additional senior debt.

Payment Blockage for Payment Defaults.    Unless we say otherwise in a prospectus supplement, if we have defaulted in the payment of any senior debt, we may not:

•	pay any principal, premium, if any, or interest on subordinated debt securities; or

•	purchase, redeem, defease, or otherwise acquire any subordinated debt securities.

This prohibition will not affect any payment we have already made to defease debt securities, as described under “— Defeasance or Covenant Defeasance of Indentures,” below.

We must resume payment on our subordinated debt securities, and make any payments we have missed, when one of the following has occurred:

•	the senior debt has been discharged or paid in full;

•	the holders of senior debt have waived payment; or

•	the payment default has otherwise been cured or ceased to exist.

Payment Blockage for Non-Payment Defaults.    Unless we say otherwise in a prospectus supplement, we will also be prohibited from paying any amounts or distributing any assets if:

•	we have defaulted on senior debt in a way that does not involve a failure to pay amounts but accelerates payment; and

•	we and the trustee for the subordinated debt securities have received written notice of this default.

Unless we say otherwise in a prospectus supplement, we will be required to suspend payments and distributions on our subordinated debt securities starting when we receive notice of the applicable default. We must resume payments on our subordinated debt securities, and make any payments we have missed, upon the earliest of:

•	the date that is 179 days after receipt of notice (unless we have previously been required to pay all amounts owing on the applicable senior debt);

•	the date the default and all other similar defaults as to which notice has been given shall have been cured, waived or shall have ceased to exist;

•	the date the applicable senior debt (and all other senior debt as to which notice has been given) shall have been discharged or paid in full; and

•	the date on which we or the trustee receives written notice from the representative of holders of senior debt or the holders of at least a majority of the senior debt terminating the blockage period.

Any number of notices of non-payment defaults may be given, but during any 365-day consecutive period only one blockage period may commence, and the period may not exceed 179 days. No non-payment default with respect to senior debt that existed or was continuing on the date a blockage period for our subordinated debt securities commenced may be made the basis of another blockage period for those securities whether or not within a period of 365 consecutive days, unless at least 90 consecutive days have elapsed since the default was cured or waived.

Default Provisions

Events of Default.    Unless we say otherwise in a prospectus supplement, each of the following is an event of default as to any of our senior or subordinated debt securities:

1.    A default in the payment of any interest on any debt security of that series when it becomes due and payable, if the default continues for a period of 30 days.

2.    A default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity (upon acceleration, optional or mandatory redemption, required purchase or otherwise).

3.    A default in the deposit of any sinking fund payment as required by the terms of any debt security of that series.

4.    A default in the performance, or a breach, of any covenant or agreement by us under the applicable indenture (other than a default in the performance, or a breach of a covenant or agreement which is specifically dealt with in clause (1) through (8) hereof) if such default or breach continues for a period of 60 days after written notice has been given, by registered or certified mail:

(a)    to us by the trustee; or

(b)    to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series.

5.    The occurrence of one or more defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $5,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed (including such leases but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $5,000,000, whether such indebtedness now exists or shall hereafter be created, if the default has resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or in the acceleration of such obligations, without such acceleration having been rescinded or annulled.

6.    The entry by a court of competent jurisdiction under any applicable bankruptcy law that:

(a)    is for relief against us or any of our significant subsidiaries in an involuntary case,

(b)    appoints a receiver in respect of us or any of our significant subsidiaries or for all or substantially all of the property of any of us; and

(c)    orders our liquidation or the liquidation of any of our significant subsidiaries,

and the order or decree remains unstayed and in effect for 90 days.

7.    We or any of our significant subsidiaries do any of the following:

(a)    commence a voluntary case or proceeding under any applicable bankruptcy law or any other case or proceeding to be adjudicated bankrupt or insolvent;

(b)    consent to the entry of a decree or order for relief in respect of us or any of our significant subsidiaries in an involuntary case or proceeding under any applicable bankruptcy law or to the commencement of any bankruptcy or insolvency case or proceeding against us or it;

(c)    consent to the appointment of a receiver in respect of us or any of our significant subsidiaries for all or substantially all of our or its property; or

(d)    makes a general assignment for the benefit of our creditors or the creditors of any of our significant subsidiaries.

8.    Any other event of default provided with respect to the debt securities of that series.

Waiver of Default.    Unless we say otherwise in a prospectus supplement, holders of not less than a majority of the debt securities of a series may waive any past default except for:

•	a payment default; or

•	a default on any provision that requires the consent of all holders to modify.

Acceleration of Payment.    Unless we say otherwise in a prospectus supplement, each indenture provides that if an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series outstanding may declare all unpaid principal of, premium, if any, and accrued interest on, all the debt securities of the applicable series to be due and payable immediately by a notice given in writing to us (and to the trustee if given by the holders of the debt securities of the applicable series). The trustee may, then, at its discretion, proceed to protect and enforce the rights of the holders of the applicable debt securities by appropriate judicial proceeding.

Waiver of Acceleration.    Unless we say otherwise in a prospectus supplement, each indenture provides that, after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the debt securities, by written notice to us and the trustee, may rescind and annul such declaration if:

•	we have paid, or deposited with the trustee a sum sufficient to pay;

•	all overdue interest on all debt securities of the applicable series,

•	the principal of and premium, if any, on any debt securities of the applicable series which have become due other than by such declaration of acceleration, plus interest thereon at the rate borne by the debt securities,

•	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the debt securities, and

•	all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•	all events of default, other than the non-payment of principal of the debt securities which have become due solely by such declaration of acceleration, have been cured or waived.

Notices of Default.    Unless we say otherwise in a prospectus supplement, we are required to deliver to the trustee, on or before a date not more than 120 days after the end of each fiscal year, a written statement as to compliance with the indenture, and, in the event of any noncompliance, specifying such noncompliance, including whether or not any default has occurred. The trustee is required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of, and premium, if any, or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if the trustee considers such withholding to be in the interest of the holders.

Limitation on Suits.    Each indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of the failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series outstanding, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on such debt securities at the respective due dates of the securities.

Obligations of Trustee.    Unless we say otherwise in a prospectus supplement, the trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the debt securities unless they shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred thereby.

The Trust Indenture Act limits the trustee, should it become a creditor of ours or of any guarantor, from obtaining payment of claims in certain cases or realizing certain property received by it in respect of those claims, as security or otherwise. The trustee is permitted to engage in certain other transactions as long as, if it acquires any conflicting interest and an event of default occurs, it either cures the conflict or resigns as trustee.

For information regarding the acceleration of a portion of the principal amount of any original issue discount securities on the occurrence of an event of default, please read the prospectus supplement relating to the issuance of those securities.

Defeasance or Covenant Defeasance of Indenture

Unless we say otherwise in a prospectus supplement, we will be able to discharge our obligations under debt securities at any time by taking the actions described below. The discharge of all obligations using this process is known as “defeasance.” If we defease debt securities, all obligations under the series of debt securities that is defeased will be deemed to have been discharged, except for:

•	the rights of holders of outstanding debt securities to receive, solely from funds deposited for this purpose, payments in respect of the principal of, premium, if any, and interest on those debt securities when the payments are due;

•	the obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

We will also be able to free ourselves from certain covenants that are described in an indenture by taking the actions described below. The discharge of obligations using this process is known as “covenant defeasance.” If we defease covenants under debt securities, then certain events (not including non-payment, enforceability of any guarantee, bankruptcy and insolvency events) described under “— Events of Default” will no longer constitute an event of default with respect to the debt securities.

Unless we say otherwise in a prospectus supplement, in order to exercise either defeasance or covenant defeasance as to the outstanding debt securities of a series:

•	we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the applicable series, an amount in (i) currency, currencies or currency unit in which those debt securities are then specified as payable at maturity, (ii) government securities (as defined in the applicable indenture) or (iii) any combination thereof, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the principal of, premium, if any, and interest on the debt securities of the applicable series on the stated maturity of such principal or installment of principal or interest and any mandatory sinking fund payments;

•	in the case of defeasance, we will deliver to the trustee an opinion of counsel confirming that either:

•	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

•	since the date we issued the applicable debt securities, there has been a change in the applicable federal income tax law,

the effect of either being that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•	in the case of covenant defeasance, we will deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•	no default or event of default shall have occurred and be continuing on the date of such deposit or insofar as clause 6 or 7 of “— Default Provisions — Events of Default” is concerned, at any time during the period ending on the 91st day after the date of deposit;

•	the defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	we will deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for that relate to either the defeasance or the covenant defeasance, as the case may be, have been met; and

•	we will deliver to the trustee an opinion of counsel to the effect that either (i) as a result of the deposit pursuant to the first bullet in this paragraph and the election to defease, registration is not required under the Investment Company Act of 1940, as amended, with respect to the trust funds representing the deposit, or (ii) all necessary representations under the Investment Company Act have been effected.

Modifications and Amendments

Unless we say otherwise in a prospectus supplement, we and the trustee may modify and amend either indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of all series affected by the modification or amendment:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

•	change the coin or currency in which the principal or premium, if any, of any debt security or the interest thereon is payable;

•	impair the right to institute suit for the enforcement of any such payment after the stated maturity of the debt security (or in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of outstanding debt securities of any series for which the consent of the holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of the indenture or certain defaults; or

•	modify any of the provisions that relate to supplemental indentures and that require the consent of holders, that relate to the waiver of past defaults, that relate to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding debt securities required to take such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby.

Unless we say otherwise in a prospectus supplement, we and the trustee may modify and amend either indenture without the consent of the holders if the modification or amendment does only the following:

•	evidences the succession of another person to us and the assumption by any such successor of any covenants under the indenture and in the debt securities of any series;

•	adds to our covenants for the benefit of the holders of all or any series of debt securities or surrenders any of our rights or powers;

•	adds any additional event of default for the benefit of the holders of all or any series of debt securities;

•	secures the debt securities of any series;

•	adds or changes any provisions to the extent necessary to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities or bearer of securities of other authorized denominations, or to permit or facilitate the issuance of securities in uncertificated form;

•	changes or eliminates any provision affecting only debt securities not yet issued;

•	establishes the form or terms of debt securities of any series not yet issued;

•	evidences and provides for successor trustees or adds or changes any provisions of the indenture to the extent necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

•	cures any ambiguity, corrects or supplements any provisions which may be defective or inconsistent with any other provision, or makes any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture; provided, however, that no such modification or amendment may adversely affect the interest of holders of debt securities of any series then outstanding in any material respect; or

•	supplements any provision of the indenture to such extent as shall be necessary to permit the facilitation of defeasance and discharge of any series of debt securities; provided, however, that any such action may not adversely affect the interest of holders of debt securities of any series then outstanding in any material respect.

The holders of a majority in aggregate principal amount of the debt securities of a series outstanding may waive compliance with certain restrictive covenants and provisions of either indenture with respect to that series.

Original Issue Discount

We may issue debt securities under either indenture for less than their stated principal amount. Such securities may be treated as “original issue discount securities,” and they may be subject to special tax consequences. In addition, some debt securities that are offered and sold at their stated principal amount may, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. We will describe the federal income tax consequences and other special consequences applicable to securities treated as original issue discount securities in the prospectus supplement relating to such securities. “Original issue discount security” generally means any debt security that:

•	does not provide for the payment of interest prior to maturity; or

•	is issued at a price lower than its face value and provides that upon redemption or acceleration of its stated maturity an amount less than its principal amount shall become due and payable.

Notices

Unless we say otherwise in a prospectus supplement, we will send notices to holders of debt securities by mail to the holder’s address as it appears in the register.

Governing Law

Unless we say otherwise in a prospectus supplement, each indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

We are a Maryland real estate investment trust. Your rights as a shareholder are governed by the Code of Maryland, including Title 8 of the Corporations and Associations Article, our declaration of trust and our bylaws. The following summary of the material terms, rights and preferences of the shares of beneficial interest is not complete. You should read our declaration of trust, bylaws and shareholder rights plan for more complete information.

Authorized Shares

Our declaration of trust allows us to issue up to 100,000,000 common shares of beneficial interest, par value $.01 per share, and 15,000,000 preferred shares of beneficial interest, par value $.01 per share. As of May 1, 2006, we had issued and outstanding 53,047,258 common shares, and 5,400,000 preferred shares which were designated as 8 1/2% Series B Cumulative Redeemable Preferred Shares, which we refer to as the Series B preferred shares.

Each Series B preferred share is entitled to receive, when, as and if authorized by our Board of Trustees out of funds legally available for that purpose, cumulative dividends at the rate of $2.125 per annum.

The Series B preferred shares rank prior to the common shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Trust. Our declaration of trust provides that, unless full cumulative dividends on all outstanding Series B preferred shares and any other class or series of our shares of beneficial interest ranking, as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, on a parity with the Series B preferred shares (“Parity Shares”) shall have been declared and paid or declared and set apart for payment for all past dividend periods, then no dividends, other than dividends paid solely in shares of our, or options, warrants or rights to subscribe for or purchase shares of our, beneficial interest which rank junior to the Series B preferred shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (“Fully Junior Shares”), shall be declared or paid or set apart for payment on the common shares nor shall any common shares be redeemed, purchased or otherwise acquired (other than for purposes of our employee incentive or benefit plans or by conversion into or exchange for Fully Junior Shares).

In the event of our liquidation, dissolution or winding up, the holders of Series B preferred shares shall be entitled to receive $25 per share, plus all accrued and unpaid dividends, before any distribution shall be made with respect to the common shares.

Authority of the Board of Trustees Relating to Authorization and Classification of Shares.    Our declaration of trust allows our Board of Trustees to take the following actions without approval by you or any shareholder:

•	classify or reclassify any authorized but unissued common shares or preferred shares into one or more classes or series of shares of beneficial interest;

•	amend the declaration of trust to change the total number of shares of beneficial interest authorized; and

•	amend the declaration of trust to change the authorized number of shares of any class or series of shares of beneficial interest.

If there are any laws or stock exchange rules which require us to obtain shareholder approval in order for us to take these actions, however, we will contact you and other shareholders to solicit that approval.

We believe that the power of the Board of Trustees to issue additional shares of beneficial interest will provide us with greater flexibility in structuring possible future financings and acquisitions and in meeting other future needs. Although the Board of Trustees does not currently intend to do so, it has the ability to issue a class or series of beneficial shares that could have the effect of delaying or preventing a change of our control that might involve a premium price for holders of our common shares or otherwise be favorable to them.

Shareholder Liability

Under Maryland law, you will not be personally liable for any obligation of ours solely because you are a shareholder. Under our declaration of trust, our shareholders are not liable for our debts or obligations by reason of being a shareholder and will not be subject to any personal liability, in tort, contract or otherwise, to any person in connection with our property or affairs by reason of being a shareholder.

In some jurisdictions other than Maryland, however, with respect to tort claims, contractual claims where shareholder liability is not negated by the express terms of the contract, claims for taxes and certain statutory liabilities, our shareholders may be personally liable to the extent that those claims are not satisfied by us. In addition, common law theories of “piercing the corporate veil” may be used to impose liability on shareholders in certain instances.

Common Shares

All common shares offered through this prospectus will be duly authorized, fully paid and nonassessable. As a shareholder, you will be entitled to receive distributions, or dividends, on the shares you own if the Board of Trustees authorizes a dividend to the holders of our common shares out of our legally available assets. Your right to receive those dividends may be affected, however, by the preferential rights of the Series B preferred shares or any other class or series of shares of beneficial interest and the provisions of our declaration of trust regarding restrictions on the transfer of shares of beneficial interest. For example, you may not receive dividends if no funds are available for distribution after we pay dividends to holders of preferred shares. In the event of our liquidation, dissolution or winding up, holders of our common shares will be entitled to share pro rata in all of our assets remaining after payment or provision for all of our debts and other liabilities and preferential amounts owing in respect of our Series B preferred shares and any other shares of beneficial interest having a priority over our common shares in the event of our liquidation, dissolution or winding up. As noted above under “— Authorized Shares,” our outstanding Series B preferred shares rank prior to our common shares with respect to the payment of dividends and as to the distribution of assets in the event of our liquidation, dissolution or winding up.

Voting Rights.    Each outstanding common share owned by a shareholder entitles that holder to one vote on all matters submitted to a vote of common shareholders, including the election of trustees (other than trustees elected by the holders of our preferred shares under the circumstances described below under “— Preferred Shares — Voting Rights”). The right to vote is subject to the provisions of our declaration of trust regarding the restriction of the transfer of shares of beneficial interest, which we describe under “— Restrictions on Ownership and Transfer,” below. There is no cumulative voting in the election of trustees, which means that, under Maryland law and our bylaws, the holders of a plurality of all of the votes cast at a meeting of shareholders duly called and at which a quorum is present can elect a trustee at a meeting where the number of nominees exceeds the number of trustees to be elected, and the holders of a majority of all of the votes cast at a meeting of shareholders duly called and at which a quorum is present can elect a trustee at a meeting where the number of nominees is the same as the number of trustees to be elected, and in both cases the holders of the remaining shares will not be able to elect any trustees.

As a holder of a common share, you will not have any right to:

•	convert your shares into any other security;

•	have any funds set aside for future payments;

•	require us to repurchase your shares; or

•	purchase any of our securities, if other securities are offered for sale, other than as a member of the general public.

Subject to the terms of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest, each common share has the same dividend, distribution, liquidation and other rights as each other common share.

According to the terms of our declaration of trust and bylaws, and Maryland law, all matters submitted to the shareholders for approval, except for those matters listed below, are approved if a majority of all the votes cast at a meeting of shareholders duly called and at which a quorum is present are voted in favor of approval. The following matters require approval other than by a majority of all votes cast:

•	the election of trustees where the number of nominees exceeds the number of trustees to be elected (which requires a plurality of all the votes cast at a meeting of our shareholders at which a quorum is present);

•	the removal of trustees (which requires the affirmative vote of the holders of two-thirds of the number of shares outstanding and entitled to vote on such a matter if the removal is approved or recommended by a vote of at least two-thirds of the Board of Trustees or the affirmative vote of the holders of not less than 80% of the number of shares then outstanding and entitled to vote on such matter if the removal is not approved or recommended by a vote of at least two-thirds of the Board of Trustees);

•	the amendment of our declaration of trust by shareholders (which requires the affirmative vote of two-thirds of all votes entitled to be cast on the matter only if the amendment was not approved by a unanimous vote of the Board of Trustees, but requires the affirmative vote of only a majority of votes entitled to be cast on the matter if the amendment was approved by a unanimous vote of the Board of Trustees);

•	our termination, winding up of affairs and liquidation (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter); and

•	our merger or consolidation with another entity or sale of all or substantially all of our property (which requires the approval of the Board of Trustees and an affirmative vote of two-thirds of all the votes entitled to be cast on the matter).

Our declaration of trust permits the trustees to revoke our election to be taxed as a real estate investment trust, or REIT, or to determine that compliance with any restriction or limitations on ownership and transfers of shares set forth in the declaration of trust is no longer required in order for us to qualify as a REIT. Our declaration of trust also permits the trustees to amend the declaration of trust from time to time, without approval by you or the other shareholders, to:

•	qualify as a real estate investment trust under Maryland law or the Internal Revenue Code; or

•	to increase or decrease the authorized aggregate number of shares and number of authorized shares of any class or series.

In addition, any provision of our bylaws may be adopted, altered or repealed by the shareholders, at any meeting of shareholders called for that purpose, by the affirmative vote of holders of not less than a majority of the shares then outstanding and entitled to vote.

Preemptive Rights.    Under the declaration of trust, no holder of shares of beneficial interest has any preemptive rights to subscribe to any issuance of additional shares. The board of trustees, in classifying or reclassifying any unissued shares of beneficial interest, however, has the right to grant holders of shares preemptive rights to purchase or subscribe for additional shares of beneficial interest or other securities.

Stock Exchange Listing.    The common shares are traded on the New York Stock Exchange under the trading symbol “FRT.”

Transfer Agent and Registrar.    The transfer agent and registrar for the common shares is American Stock Transfer & Trust Company, New York, New York.

Preferred Shares

General.    Preferred shares may be offered and sold from time to time, in one or more series, as authorized by the Board of Trustees. The Board of Trustees is authorized by Maryland law and our declaration of trust to set for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption. The Board of Trustees has the power to set preferences, powers and rights, voting or other terms of preferred shares that are senior to, or better than, the rights of holders of common shares or other classes or series of preferred shares. The offer and sale of preferred shares could have the effect of delaying or preventing a change of our control that might involve a premium price for holders of our common shares or otherwise be favorable to them.

Terms.    You should refer to the prospectus supplement relating to the offering of any preferred shares for specific terms, including the following terms:

•	the title of those preferred shares;

•	the number of preferred shares offered and the offering price of those preferred shares;

•	the dividend rate(s), period(s), amounts and/or payment date(s) or method(s) of calculation of any of those terms that apply to those preferred shares;

•	the date from which dividends on those preferred shares will accumulate, if applicable;

•	the terms and amount of a sinking fund, if any, for the purchase or redemption of those preferred shares;

•	the redemption rights, including conditions, time(s) and the redemption price(s), if applicable, of those preferred shares;

•	the voting rights, if any, of those preferred shares;

•	any listing of those preferred shares on any securities exchange;

•	the terms and conditions, if applicable, upon which those preferred shares will be convertible into common shares or any of our other securities, including the conversion price or rate (or manner of calculation thereof);

•	the relative ranking and preference of those preferred shares as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on issuance of any series of preferred shares ranking senior to or on a parity with that series of preferred shares as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	the procedures for any auction and remarketing, if any, for those preferred shares;

•	any other specific terms, preferences, rights, limitations or restrictions of those preferred shares;

•	a discussion of federal income tax consequences applicable to those preferred shares; and

•	any limitations on direct or beneficial ownership and restrictions on transfer in addition to those described in “— Restrictions on Ownership and Transfer,” in each case as may be appropriate to preserve our status as a real estate investment trust.

The terms of any preferred shares we issue through this prospectus will be set forth in articles supplementary to our declaration of trust. We will file the articles supplementary as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred shares in any prospectus supplement will not describe all of the terms of the preferred shares in detail. You should read the applicable articles supplementary for a complete description of all of the terms.

Rank.    Unless we say otherwise in a prospectus supplement, the preferred shares offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common shares, and to all other equity securities ranking junior to those preferred shares;

•	on a parity with all of our equity securities ranking on a parity with the preferred shares; and

•	junior to all of our equity securities ranking senior to the preferred shares.

The term “equity securities” does not include convertible debt securities.

Dividends.    Subject to any preferential rights of any outstanding shares or series of shares and to the provisions of our declaration of trust regarding ownership of shares in excess of the ownership limitation described below under “— Restrictions on Ownership and Transfer,” our preferred shareholders are entitled to receive dividends, when and as authorized by our Board of Trustees, out of legally available funds.

Redemption.    If we provide for a redemption right in a prospectus supplement, the preferred shares offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that supplement.

Liquidation Preference.    As to any liquidation preference applicable to preferred shares offered through this prospectus, the applicable supplement shall provide that, upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of those preferred shares shall receive, before any distribution or payment shall be made to the holders of any other class or series of shares ranking junior to those preferred shares in our distribution of assets upon any liquidation, dissolution or winding up, and after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of any liquidation preference per share (set forth in the applicable supplement), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (not including any accumulation in respect of unpaid distributions for prior distribution periods if those preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of those preferred shares will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of those outstanding preferred shares and the corresponding amounts payable on all of our shares of other classes or series of equity security ranking on a parity with those preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of those preferred shares and all other such classes or series of equity security shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred shares entitled to receive those distributions prior to any other classes or series of equity security ranking junior to the preferred shares upon our liquidation, dissolution or winding up, then our remaining assets shall be distributed among the holders of those junior classes or series of equity shares, in each case according to their respective rights and preferences and their respective number of shares.

Voting Rights.    Unless otherwise indicated in the applicable supplement, holders of preferred shares we issue in the future will not have any voting rights, except as may be required by applicable law or any applicable rules and regulations of the New York Stock Exchange.

Our Declaration of Trust provides that the holders of Series B preferred shares, together with the holders of any series or class of shares ranking on a parity with the Series B preferred shares, voting as a single class regardless of series, will be entitled to elect two additional trustees to serve on the Board of Trustees when six consecutive quarterly dividends payable to the holders of Series B preferred shares or any series or class of parity shares are in arrears. Whenever all dividends in arrears on the Series B preferred shares and any series or class of parity shares have been paid or set aside for payment, then these special voting rights immediately cease (subject to reinstatement under similar circumstances in the future), and the term of office of the trustees so elected automatically expires.

In addition, the holders of the Series B preferred shares have such voting rights as are required by applicable law or any applicable rules and regulations of the New York Stock Exchange.

Conversion Rights.    The terms and conditions, if any, upon which any series of preferred shares is convertible into common shares will be set forth in the prospectus supplement relating to the offering of those preferred shares. These terms typically will include:

•	the number of common shares into which the preferred shares are convertible;

•	the conversion price or rate (or manner of calculation thereof);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the preferred shares or at our option;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of that series of preferred shares.

Transfer Agent and Registrar.    The transfer agent and registrar for the Series B preferred shares is American Stock Transfer & Trust Company, New York, New York. We will identify the transfer agent and registrar for any additional series of preferred shares issued through this prospectus in a prospectus supplement.

Depositary Shares

General.    We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares. We will deposit the preferred shares of any series represented by depositary shares with a depositary under a deposit agreement. We will identify the depositary in a prospectus supplement. Subject to the terms of the deposit agreement, if you own a depositary share, you will be entitled, in proportion to the fraction of the preferred share represented by your depositary share, to all of the rights and preferences to which you would be entitled if you owned the preferred share represented by your depositary share directly (including dividend, voting, redemption, conversion, subscription and liquidation rights).

The depositary shares will be represented by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of our preferred shares to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Upon request, we will provide you with copies of the applicable form of deposit agreement and depositary receipt.

Dividends and Other Provisions.    If you are a “record holder” (as defined below) of depositary receipts and we pay a cash dividend or other cash distribution with respect to the preferred share represented by your depositary share, the depositary will distribute all cash dividends or other cash distributions it receives in respect of the preferred shares represented by your depositary receipts in proportion to the number of depositary shares you owned on the record date for that dividend or distribution.

If we make a distribution in a form other than cash, the depositary will distribute the property it receives to you and all other record holders of depositary receipts in an equitable manner, unless the depositary determines that it is not feasible to do so. If the depositary decides it cannot feasibly distribute the property, it may sell the property and distribute the net proceeds from the sale to you and the other record holders. The amount the depositary distributes in any of the foregoing cases may be reduced by any amounts that we or the depositary is required to withhold on account of taxes.

A “record holder” is a person who holds depositary receipts on the record date for any dividend, distribution or other action. The record date for depositary shares will be the same as the record date for the preferred shares represented by those depositary receipts.

Withdrawal of Preferred Shares.    If you surrender your depositary receipts, the depositary will be required to deliver certificates to you evidencing the number of preferred shares represented by those receipts (but only in whole shares). If you deliver depositary receipts representing a number of depositary shares that is greater than the number of whole shares to be withdrawn, the depositary will deliver to you, at the same time, a new depositary receipt evidencing the fractional shares.

Redemption of Depositary Shares.    If we redeem a series of preferred shares represented by depositary receipts, the depositary will redeem depositary shares from the proceeds it receives after redemption of the preferred shares. The redemption price per depositary share will equal the applicable fraction of the redemption price per share payable with respect to that series of preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary will select shares to be redeemed by lot, pro rata or by any other equitable method it may determine. After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. All rights of the holders of those depositary shares will cease, except the right to receive the redemption price that the holders of the depositary shares were entitled to receive upon redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Shares.    When the depositary receives notice of any meeting at which the holders of preferred shares are entitled to vote, the depositary will mail information contained in the notice to you as a record holder of the depositary shares relating to the preferred shares. As a record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred shares), you will be entitled to instruct the depositary as to how you would like your votes to be exercised. The depositary will endeavor, insofar as practicable, to vote the number of preferred shares represented by your depositary shares in accordance with your instructions. We will agree to take all reasonable action that the depositary may deem necessary to enable the depositary to do this. If you do not send specific instructions the depositary will not vote the preferred shares represented by your depositary shares.

Liquidation Preference.     In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, you will be entitled, as a record holder of depositary shares, to the fraction of the liquidation preference accorded each applicable preferred share, as has been set forth in a prospectus supplement.

Conversion of Preferred Shares.    Our depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in a prospectus supplement, the depositary receipts may be surrendered by their holders to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares into whole common or preferred shares, as the case may be. We will agree that, upon receipt of this type of instructions and any amounts payable, we will convert the depositary shares using the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in issuance of a fractional share, we will pay an amount of cash equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement.    We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters your rights as a holder of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. The deposit agreement will only terminate if:

•	we redeem all outstanding depositary shares;

•	we make a final distribution in respect of the preferred shares to which the depositary shares and agreement relate, including in connection with any liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary shares; or

•	each preferred share to which the depositary shares and agreement relate shall have been converted into shares of beneficial interest not represented by depositary shares.

Resignation and Removal of Depositary.    The depositary may resign at any time by delivering a notice to us of its election to do so. Additionally, we may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary and the successor accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50 million.

Charges of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred shares and issuance of depositary receipts, all withdrawals of preferred shares by owners of the depositary shares and any redemption of the preferred shares. You will pay other transfer and other taxes, governmental charges and other charges expressly provided for in the deposit agreement.

Miscellaneous.    The depositary will forward to you all reports and communications from us that we are required, or otherwise determine, to furnish to the holders of the preferred shares.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred shares for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Restrictions on Ownership and Transfer

Restrictions on ownership and transfer of shares are important to ensure that we meet certain conditions under the Internal Revenue Code of 1986, as amended, which we refer to as the Code, to qualify as a REIT. For example, the Code contains the following requirements.

•

No more than 50% in value of a REIT’s shares may be owned, actually or constructively (based on attribution rules in the Code), by five or fewer individuals during the last half of a taxable year or a proportionate part of a shorter taxable year, which we refer to as the 5/50 Rule. Under the Code, individuals include certain tax-exempt entities except that qualified domestic pension funds are not generally treated as individuals.

•	If a REIT, or an owner of 10% or more of a REIT, is treated as owning 10% or more of a tenant of the REIT’s property, the rent received by the REIT from the tenant will not be “qualifying income” for purposes of the REIT gross income tests of the Code.

•	A REIT’s stock or beneficial interests must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

In order to maintain our qualification as a REIT, our declaration of trust, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding common shares or more than 9.8% in value of our outstanding capital stock. In this prospectus, the term “ownership limitation” is used to describe this provision of our declaration of trust.

Any transfer of shares will be null and void, and the intended transferee will acquire no rights in such shares if the transfer:

•	results in any person owning, directly or indirectly, shares in excess of the ownership limitation;

•	results in the shares being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	results in our being “closely held” (within the meaning of Section 856(h) of the Code);

•	causes us to own, directly or constructively, 10% or more of the ownership interests in a tenant of our real property (within the meaning of Section 856(d)(2)(B) of the Code); or

•	otherwise results in our failure to qualify as a REIT.

Automatic Transfer of Shares to Trust.    With certain exceptions described below, if any purported transfer of shares would violate any of the restrictions described in the immediately preceding paragraph, then the transfer will be null and void, and those shares will be designated as “shares-in-trust” and transferred automatically to a charitable trust. The transfer to the trust is effective as of the end of the business day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust must deliver those shares to us for registration in the name of the trust. We will designate a trustee who is not affiliated with us. The beneficiary of the trust will be one or more charitable organizations named by us.

Any shares-in-trust remain issued and outstanding shares and are entitled to the same rights and privileges as all other shares of the same class or series. The trust receives all dividends and distributions on the shares-in-trust and holds such dividends and distributions in trust for the benefit of the beneficiary. The trustee votes all shares-in-trust. The trustee shall also designate a permitted transferee of the shares-in-trust. The permitted transferee must purchase the shares-in-trust for valuable consideration and acquire the shares-in-trust without resulting in the transfer being null and void.

The record holder with respect to shares-in-trust must pay the trust any dividends or distributions received by such record holder that are attributable to any shares-in-trust if the record date for those shares-in-trust was on or after the date that such shares became shares-in-trust. Upon sale or other disposition of the shares-in-trust to a permitted transferee, the record holder generally will receive from the trustee, the lesser of:

•	the price per share, if any, paid by the record holder for the shares; or

•	if no amount was paid for such shares (e.g., if such shares were received through a gift or devise),

•	the price per share equal to the market price (which is calculated as defined in our declaration of trust) on the date the shares were received, or

•	the price per share received by the trustee from the sale of such shares-in-trust.

Any amounts received by the trustee in excess of the amounts paid to the record owner will be distributed to the beneficiary. Unless sooner sold to a permitted transferee, upon our liquidation, dissolution or winding up, the record owner generally will receive from the trustee its share of the liquidation proceeds but in no case more than the price per share paid by the record owner or, in the case of a gift or devise, the market price per share on the date such shares were received by the trust.

The shares-in-trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that created the shares-in-trust (or, in the case of a gift or devise, the market price per share on the date of such transfer) or the market price per share on the date that we, or our designee, accepts such offer. We may accept such offer until the trustee has sold the shares-in-trust as provided above.

Any person who acquires or attempts to acquire shares which would be null and void under the restrictions described above, or any person who owned common shares or preferred shares that were transferred to a trust, must both give us immediate written notice of such event and provide us such other information as requested in order to determine the effect, if any, of such transfer on our status as a REIT.

If a shareholder owns more than 5% of the outstanding common shares or preferred shares, then the shareholder must notify us of its share ownership by January 30 of each year.

The ownership limitation generally does not apply to the acquisition of shares by an underwriter that participates in a public offering of such shares. In addition, the Board of Trustees may exempt a person from the ownership limitation under certain circumstances and conditions. The restrictions on ownership and transfer described in this section of this prospectus will continue to apply until the Board of Trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

The Board of Trustees has agreed to exempt from the ownership limitation Morgan Stanley Investment Management, Inc., or MSIM, for itself and on behalf of its investment advisory clients on whose behalf MSIM owns our common shares. The Board of Trustees approved an exemption for MSIM, which expires on May 3, 2010 and which permits MSIM and its clients, as a group to own up to 12.0% of our outstanding common shares.

The ownership limitation could have the effect of delaying, deferring or preventing a transaction or a change in our control that might involve a premium price for the common shares or preferred shares or otherwise be in the best interest of our shareholders. All certificates representing shares will bear a legend referring to the restrictions described above.

Warrants

Warrants.    We may issue warrants for the purchase of common or preferred shares. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us or the holder or beneficial owner, or we could issue warrants pursuant to a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such warrants.

The following are some of the warrant terms that could be described in a prospectus supplement:

•	the title of the warrant;

•	the aggregate number of warrants;

•	the price or prices at which the warrant will be issued;

•	the designation, number and terms of the preferred shares or common shares that may be purchased on exercise of the warrant;

•	the date, if any, on and after which the warrant and the related securities will be separately transferable;

•	the price at which each security purchasable on exercise of the warrant may be purchased;

•	the dates on which the right to purchase the securities purchasable on exercise of the warrant will begin and end;

•	the minimum or maximum number of securities that may be purchased at any one time;

•	any anti-dilution protection;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other warrant terms, including terms relating to transferability, exchange or exercise of the warrant.

Certain Provisions of Maryland Law and our Declaration of Trust and Bylaws

The following summary of certain provisions of the Maryland General Corporation Law and our declaration of trust and bylaws is not complete. You should read the Maryland General Corporation Law and our declaration of trust and bylaws for more complete information.

The following provisions, together with the ability of the Board of Trustees to increase the number of authorized shares, in the aggregate or by class, and to issue preferred shares without further stockholder action, the transfer restrictions described under “ — Restrictions on Ownership and Transfer” and the supermajority voting rights described under “ — Common Shares — Voting Rights,” may delay or frustrate the removal of incumbent trustees or the completion of transactions that would be beneficial, in the short term, to our shareholders. The provisions may also discourage or make more difficult a merger, tender offer, other business combination or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events would offer our shareholders a premium price on their securities or otherwise be favorable to the interests of our shareholders.

Business Combinations.    Applicable Maryland law, as set forth in the Maryland General Corporation Law, limits our ability to enter into “business combinations” and other corporate transactions, including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities when the combination is between us and an “interested shareholder” (as defined below) or an affiliate of an “interested shareholder.” An interested shareholder is:

•	any person who beneficially owns 10% or more of the voting power of our shares; or

•	any of our affiliates that beneficially owned 10% or more of the voting power of our shares within two years prior to the applicable date relating to the transaction.

We may not engage in a business combination with an interested shareholder or any of its affiliates for five years after the interested shareholder becomes an interested shareholder. This prohibition does not apply to business combinations involving us that are exempted by the Board of Trustees before the interested shareholder becomes an interested shareholder.

We may engage in business combinations with an interested shareholder if at least five years have passed since the person became an interested shareholder, but only if the transaction is:

•	recommended by our Board of Trustees; and

•	approved by at least

•	80% of our outstanding shares entitled to vote; and

•	two-thirds of our outstanding shares entitled to vote that are not held by the interested shareholder.

Shareholder approval will not be required if our common shareholders receive a minimum price (as defined in the statute) for their shares and our shareholders receive cash or the same form of consideration as the interested shareholder paid for its shares.

Control Share Acquisitions.    Our bylaws exempt acquisitions of our shares of beneficial interest by any person from “control share acquisition” requirements discussed below. With the approval of our Board of Trustees, and of shareholders holding at least a majority of shares outstanding and entitled to vote on the matter, however, we could modify or eliminate the exemption in the future. If the exemption were eliminated, “control share acquisitions” would be subject to the following provisions.

The Maryland General Corporation Law provides that “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights unless two-thirds of the shareholders (excluding shares owned by the acquirer and by the officers and trustees who are employees of the Maryland real estate investment trust) approve their voting rights.

“Control Shares” are shares that, if added to all other shares previously acquired, would entitle that person to vote, in electing trustees:

•	10% or more but less than one-third of such shares;

•	one-third or more but less than a majority of such shares, or

•	a majority of the outstanding shares.

Control shares do not include shares the acquiring person is entitled to vote with shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

If this provision becomes applicable to us, a person who has made or proposes to make a control share acquisition could, under certain circumstances, compel our Board of Trustees to call a special meeting of shareholders to consider the voting rights of the control shares. We could also present the question at any shareholders’ meeting on our own.

If this provision becomes applicable to us, subject to certain conditions and limitations, we would be able to redeem any or all control shares. If voting rights for control shares were approved at a shareholders’ meeting and the acquirer were entitled to vote a majority of the shares entitled to vote, all other shareholders could exercise appraisal rights and exchange their shares for a fair value as defined by statute.

Rights Plan.    On April 13, 1989, we adopted a shareholder rights plan and declared a dividend distribution of one right for each outstanding common share to shareholders of record at the close of business on April 24, 1989, with such rights to expire on April 24, 1999. On March 11, 1999, the expiration date of the rights plan was extended and certain other amendments to the terms of the rights plan were adopted. Except as set forth below, each right, when exercisable, entitles the registered holder to purchase from us a number of common shares equal in value to two times the purchase price, which is initially equal to $65.00 per share but is subject to adjustment upon the occurrence of specified events.

The rights become exercisable upon the earlier to occur of

•	a public announcement that, without our prior consent, a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of our common shares; or

•	ten days following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer that would result in the beneficial ownership by a person or group of 20% or more of our common shares.

Initially, the rights will be attached to, and evidenced by, the common shares certificates representing shares then outstanding, and no separate right certificates will be distributed. Once the rights become exercisable, separate certificates evidencing the rights will be mailed to holders of record of our common shares, and the separate rights certificates alone will evidence the rights.

In general, the rights will expire on the earliest of

•	April 24, 2009;

•	consummation of a merger transaction with a person or group who acquired common shares pursuant to a transaction approved by the Board of Trustees; or

•	redemption by us as described below.

In the event that the rights become exercisable, each holder of a right will for a 60-day period thereafter have the right to receive upon exercise and payment of the purchase price (initially set at $65.00 but subject to adjustment) that number of our common shares (or fractional shares) having a then-current market value of two times the purchase price, subject to the availability of a sufficient number of authorized but unissued common shares. We are entitled (but not required) to deliver, upon exercise of the right, in lieu of common shares, shares of equivalent securities.

In the event that, after the first date that the rights become exercisable, we are involved in a merger or other business combination transaction in which our common shares are exchanged or changed, or 50% or more of our assets or earning power are sold (in one transaction or a series of transactions), each holder of a right (other than the person or group triggering the exercise of the rights) shall thereafter have the right to receive, upon the exercise thereof at the then-current purchase price, that number of common shares of the acquiring company, which at the time of such transaction would have a market value equal to two times the then-current purchase price of the right.

At any time prior to the earlier to occur of the date the rights become exercisable or the expiration of the rights, we may redeem the rights in whole, but not in part, at a price of $0.01 per right, payable in cash or common shares. Additionally, after the date the rights become exercisable, we may redeem the then-outstanding rights in whole, but not in part, at a price of $0.01 per right income provided that the redemption is incidental to a merger or other business combination transaction or series of transactions involving us but not involving the person or group triggering the exercise of the rights, or if the redemption occurs after the expiration of a period during which our shareholders may acquire common shares through the exercise of the rights and, at that time, the person or group that triggered the exercise of the rights no longer has beneficial ownership of 15% or more of our common shares. Upon the effective date of the redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the price of $0.01 per right.

Until a right is exercised, the holder thereof, as such, will have no rights as one of our shareholders, including, without limitation, the right to vote or to receive dividends.

Duties of Trustees.    Under Maryland law, there is a presumption that the act of a trustee satisfies the required standard of care. An act of a trustee relating to or affecting an acquisition or a potential acquisition of control is not subject under Maryland law to a higher duty or greater scrutiny than is applied to any other act of a trustee.

Number of Trustees; Classified Board.    The number of trustees may be increased or decreased pursuant to the bylaws, provided that the total number of trustees may not be less than five or more than 10. Under Maryland law and our declaration of trust, trustees, except for any trustees that may be elected by holders of preferred shares, are elected in three classes for staggered, three-year terms.

Removal of Trustees.    Under the declaration of trust, and subject to the rights of any holders of preferred shares, our shareholders may remove a trustee, with or without cause, at any meeting of shareholders called for that purpose, either by

•	the affirmative vote of the holders of two-thirds of the number of shares outstanding and entitled to vote on that matter if the removal is approved or recommended by a vote of at least two-thirds of the Board of Trustees; or

•	the affirmative vote of the holders of not less than 80% of the number of shares then outstanding and entitled to vote on that matter if the removal is not approved or recommended by a vote of at least two-thirds of the Board of Trustees.

Vacancies on the Board of Trustees.     The bylaws provide that, subject to the rights of any holders of preferred shares, any vacancy on the Board of Trustees, including a vacancy created by an increase in the number of trustees, may be filled by vote of a majority of the remaining trustees, or, if the trustees fail to act, at a meeting called for that purpose by the vote of a majority of the shares entitled to vote on the matter. Each trustee so elected shall serve for the unexpired term of the trustee he is replacing.

The holders of the Series B preferred shares have the right to elect two additional trustees to the Board of Trustees under the circumstances described above under “— Preferred Shares — Voting Rights.”

Meetings of Shareholders.    Our bylaws provide for an annual meeting of shareholders, to be held in May after delivery of the annual report to shareholders, to elect individuals to the Board of Trustees for the class of trustees then standing for election and transact such other business as may properly be brought before the meeting. Special meetings of shareholders may be called by our President or by one-third of the Board of Trustees, and shall be called at the request in writing of the holders of 25% of all votes entitled to be cast at the meeting.

Our declaration of trust provides that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting, if a majority of shares entitled to vote on the matter (or such larger proportion as shall be required to take the action) consent to the action in writing and the written consents are filed with the records of the meetings of shareholders.

Advance Notice for Shareholder Nominations and Shareholder New Business Proposals.    Our bylaws require advance written notice for shareholders to nominate a trustee or bring other business before a meeting of shareholders. For an annual meeting, to nominate a trustee or bring other business before a meeting of shareholders, a shareholder must deliver notice to our Secretary not later than the close of business on the 120th day prior to the first anniversary of the date of the proxy statement relating to the preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days from the date of the preceding year’s meeting or if we did not hold an annual meeting the preceding year, notice must be delivered within a reasonable time before we begin to print and mail our proxy materials.

For a special meeting, to nominate a trustee, a shareholder must deliver notice to our Secretary not earlier that the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the date on which public announcement is first made of the special meeting. Nominations for elections to the Board of Trustees at a special meeting may be made by shareholders only if the Board of Trustees has determined that trustees shall be elected at the special meeting.

The postponement or adjournment of an annual or special meeting to a later date or time shall not commence any new time periods for the giving of notice as described above. Our bylaws contain detailed requirements for the contents of shareholder notices of trustee nominations and new business proposals.

FEDERAL INCOME TAX CONSEQUENCES

The following sections summarize the material federal income tax issues that you may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. For example, this discussion addresses only shares held as capital assets. In addition, this section does not address the tax issues that may be important to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “— Taxation of Tax — Exempt U.S. Shareholders” below), financial institutions and dealers or brokers in securities, non-U.S. individuals and foreign corporations (except to the extent discussed in “— Taxation of Non-U.S. Shareholders” below), and shareholders that hold their shares as part of a hedge, appreciated financial position, straddle or conversion transaction.

The statements in this section are based on the current federal income tax laws governing our qualification as a REIT. We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your own tax advisor regarding the specific federal, state, local, foreign and other tax consequences to you of purchasing, owning and disposing of our securities, our election to be taxed as a REIT and the effect of potential changes in applicable tax laws.

Taxation of the Company

We elected to be taxed as a REIT under the federal income tax laws when we filed our 1962 tax return. We have operated in a manner intended to qualify as a REIT and we intend to continue to operate in that manner. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

In the opinion of our tax counsel, Pillsbury Winthrop Shaw Pittman LLP, (i) we qualified as a REIT under Sections 856 through 859 of the Code with respect to our taxable years ended through December 31, 2005; and (ii) we are organized in conformity with the requirements for qualification as a REIT under the Code and our current method of operation and ownership will enable us to meet the requirements for qualification and taxation as a REIT for the current taxable year and for future taxable years, provided that we have operated and continue to operate in accordance with various assumptions and factual representations made by us concerning our business, properties and operations. We may not, however, have met or continue to meet such requirements. You should be aware that opinions of counsel are not binding on the IRS or any court. Our qualification as a REIT depends on our ability to meet, on a continuing basis, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within certain categories, the diversity of the ownership of our shares, and the percentage of our earnings that we distribute. We describe the REIT qualification tests in more detail below. Pillsbury Winthrop Shaw Pittman LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis. Accordingly, our actual operating results may not satisfy the qualification tests. For a discussion of the tax treatment of us and our shareholders if we fail to qualify as a REIT, see “— Requirements for REIT Qualification — Failure to Qualify.”

As a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation” (i.e., at both the corporate and shareholder levels) that generally results from owning shares in a corporation. However, we will be subject to federal tax in the following circumstances:

•	we will pay federal income tax on taxable income (including net capital gain) that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned;

•	we may be subject to the “ alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our shareholders;

•	we will pay income tax at the highest corporate rate on (i) net income from the sale or other disposition of property acquired through foreclosure that we hold primarily for sale to customers in the ordinary course of business and (ii) other non-qualifying income from foreclosure property;

•	we will pay a 100% tax on net income from certain sales or other dispositions of property (other than foreclosure property) that we hold primarily for sale to customers in the ordinary course of business (“prohibited transactions”);

•	if we fail to satisfy the 75% gross income test or the 95% gross income test (as described below under “— Requirements for REIT Qualification — Income Tests”), but nonetheless continue to qualify as a REIT because we meet certain other requirements, we will pay a 100% tax on (i) the gross income attributable to the greater of the amount by which we fail, respectively, the 75% or 95% gross income test, multiplied, in either case, by (ii) a fraction intended to reflect our profitability;

•	if we fail, in more than a de minimis fashion, to satisfy one or more of the asset tests for any quarter of a taxable year, but nonetheless continue to qualify as a REIT because we qualify under certain relief provisions, we may be required to pay a tax of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test;

•	if we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect, but we would also be required to pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements;

•	if we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;

•	we may elect to retain and pay income tax on our net long-term capital gain; or

•	if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which we acquire a “carryover” basis in the asset (i.e., basis determined by reference to the C corporation’s basis in the asset (or another asset)), and we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset, we will pay tax at the highest regular corporate rate applicable on the lesser of (i) the amount of gain that we recognize at the time of the sale or disposition and (ii) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

Requirements for REIT Qualification

To qualify as a REIT, we must meet the following requirements:

1.	we are managed by one or more trustees or directors;

2.	our beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	we would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

4.	we are neither a financial institution nor an insurance company subject to certain provisions of the Code;

5.	at least 100 persons are beneficial owners of our shares or ownership certificates;

6.	not more than 50% in value of our outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year (the “5/50 Rule”);

7.	we elect to be a REIT (or have made such election for a previous taxable year) and satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8.	we use a calendar year for federal income tax purposes and comply with the record keeping requirements of the Code and the related regulations of the U.S. Department of Treasury (“Treasury”); and

9.	we meet certain other qualification tests, described below, regarding the nature of our income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated the 5/50 Rule, we will be deemed to have satisfied the 5/50 Rule for such taxable year. For purposes of determining share ownership under the 5/50 Rule, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under Code Section 401(a), and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the 5/50 Rule.

We believe we have issued sufficient common shares with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our declaration of trust restricts the ownership and transfer of the common shares so that we should continue to satisfy requirements 5 and 6. The provisions of our declaration of trust restricting the ownership and transfer of the common shares are described in “Description of Shares of Beneficial Ownership–Restrictions on Ownership and Transfer.”

We currently have several direct corporate subsidiaries and may have additional corporate subsidiaries in the future. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by the parent REIT, unless we and the subsidiary have jointly elected to have it treated as a “taxable REIT subsidiary,” in which case it is treated separately from us and will be subject to federal corporate income taxation. Thus, in applying the requirements described herein, any qualified REIT subsidiary of ours will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. We believe our direct corporate subsidiaries are qualified REIT subsidiaries, except for those which are taxable REIT subsidiaries. Accordingly, our qualified REIT subsidiaries are not subject to federal corporate income taxation, though they may be subject to state and local taxation.

A REIT is treated as owning its proportionate share of the assets of any partnership in which it is a partner and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of any partnership (or limited liability company treated as a partnership) in which we have acquired or will acquire an interest, directly or indirectly, are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Income Tests.    We must satisfy two gross income tests annually to maintain our qualification as a REIT:

•	At least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income (the “75% gross income test”). Qualifying income for purposes of the 75% gross income test includes “rents from real property,” interest on debt secured by mortgages on real property or on interests in real property, and dividends or other distributions on and gain from the sale of shares in other REITs; and

•	At least 95% of our gross income (excluding gross income from prohibited transactions and certain real estate liability hedges) for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing (the “95% gross income test”).

The following paragraphs discuss the specific application of these tests to us.

Rental Income.    Our primary source of income derives from leasing properties. Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property” (which is qualifying income for purposes of the 75% and 95% gross income tests) only if several conditions are met under the REIT tax rules:

•	The rent must not be based, in whole or in part, on the income or profits of any person although, generally, rent may be based on a fixed percentage or percentages of receipts or sales. We have not entered into any lease based in whole or part on the net income of any person and do not anticipate entering into such arrangements (except where we have determined that the rent received will not jeopardize our status as a REIT);

•	Except in certain limited circumstances involving taxable REIT subsidiaries, neither we nor someone who owns 10% or more of our shares may own 10% or more of a tenant from whom we receive rent. Our ownership and the ownership of a tenant is determined based on direct, indirect and constructive ownership. The constructive ownership rules generally provide that if 10% or more in value of our shares are owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. The applicable attribution rules, however, are highly complex and difficult to apply, and we may inadvertently enter into leases with tenants who, through application of such rules, will constitute “related party tenants.” In such event, rent paid by the related party tenant will not qualify as “rents from real property,” which may jeopardize our status as a REIT. We will use our best efforts not to rent any property to a related party tenant (taking into account the applicable constructive ownership rules), unless we determine in our discretion that the rent received from such related party tenant is not material and will not jeopardize our status as a REIT. We believe that we have not leased property to any related party tenant, except where we have determined that the rent received from such related party tenant is not material and will not jeopardize our status as a REIT;

•	In the case of certain rent from a taxable REIT subsidiary which would, but for this exception, be considered rent from a related party tenant, the space leased to the taxable REIT subsidiary must be part of a property at least 90 percent of which is rented to persons other than taxable REIT subsidiaries and related party tenants, and the amounts of rent paid to us by the taxable REIT subsidiary must be substantially comparable to the rents paid by such other persons for comparable space. All space currently leased to taxable REIT subsidiaries meets these conditions, and we intend to meet them in the future, unless we determine in our discretion that the rent received from a taxable REIT subsidiary is not material and will not jeopardize our status as a REIT;

•

The rent attributable to any personal property leased in connection with a lease of property is no more than 15% of the total rent received under the lease. In general, we have not leased a significant amount of personal property under our current leases. If any incidental personal property has been leased, we believe that rent under each lease from the personal property would be less than 15% of total rent from that lease. If we lease personal property in connection with a future lease, we intend to satisfy the 15% test described above; and

•	We generally must not operate or manage our property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue, or through a taxable REIT subsidiary. We may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, we may render directly a de minimis amount of “non-customary” services to the tenants of a property without disqualifying the income as “rents from real property,” as long as our income from the services does not exceed 1% of our income from the related property. We have not provided services to leased properties that have caused rents to be disqualified as rents from real property, and in the future, we intend that any services provided will not cause rents to be disqualified as rents from real property.

Based on the foregoing, we believe that rent from our leases should generally qualify as “rents from real property” for purposes of the 75% and 95% gross income tests, except in amounts that should not jeopardize our status as a REIT. As described above, however, the IRS may assert successfully a contrary position and, therefore, prevent us from qualifying as a REIT.

On an ongoing basis, we will use our best efforts not to:

•	charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above);

•	rent any property to a related party tenant (taking into account the applicable constructive ownership rules and the exception for taxable REIT subsidiaries), unless we determine in our discretion that the rent received from such related party tenant is not material and will not jeopardize our status as a REIT;

•	derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease); and

•	perform services considered to be rendered to the occupant of the property that generate rents exceeding 1% of all amounts received or accrued during the taxable year with respect to such property, other than through an independent contractor from whom we derive no revenue, through a taxable REIT subsidiary, or if the provision of such services will not jeopardize our status as a REIT.

Because the Code provisions applicable to REITs are complex, however, we may fail to meet one or more of the foregoing.

Tax on Income From Property Acquired in Foreclosure.    We will be subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected to the production of such income. “Foreclosure property” is any real property including interests in real property and any personal property incident to such real property:

•	that is acquired by a REIT at a foreclosure sale, or having otherwise become the owner or in possession of the property by agreement or process of law, after a default (or imminent default) on a lease of such property or on an debt owed to the REIT secured by the property;

•	for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where it takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Generally, property acquired as described above ceases to be foreclosure property on the earlier of:

•	the last day of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury);

•	the first day on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify under the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify under the 75% gross income test;

•	the first day on which any construction takes place on such property (other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent); or

•	the first day that is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business that is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income).

Tax on Prohibited Transactions.    A REIT will incur a 100% tax on net income derived from any “prohibited transaction.” A “prohibited transaction” generally is a sale or other disposition of property (other than foreclosure property) that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. The prohibited transaction rules do not apply to property held by a taxable subsidiary of a REIT. Not taking into account properties held by our taxable REIT subsidiaries, we believe that none of the assets we are treated as holding are held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when an asset sale will not be characterized as a prohibited transaction. We may fail to comply with such safe-harbor provisions or may own property that could be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”

Tax and Deduction Limits on Certain Transactions with Taxable REIT Subsidiaries.    A REIT will incur a 100% tax on certain transactions between a REIT and a taxable REIT subsidiary to the extent the transactions are not on an arms-length basis. In addition, under certain circumstances the interest paid by a taxable REIT subsidiary to the REIT may not be deductible by the taxable REIT subsidiary. We believe that none of the transactions we have had with our taxable REIT subsidiaries will give rise to the 100% tax and that none of our taxable REIT subsidiaries will be subject to the interest deduction limits.

Relief from Consequences of Failing to Meet Income Tests.    If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect, and we file a schedule of the sources of our income in accordance with regulations prescribed by the Treasury. We may not qualify for the relief provisions in all circumstances. In addition, as discussed above in “ — Taxation of the Company,” even if the relief provisions apply, we would incur a 100% tax on gross income to the extent we fail the 75% or 95% gross income test (whichever amount is greater), multiplied by a fraction intended to reflect our profitability.

Asset Tests.    To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

•	At least 75% of the value of our total assets must consist of cash or cash items (including certain receivables), government securities, “real estate assets,” or qualifying temporary investments (the “75% asset test”).

•	“Real estate assets” include interests in real property, interests in mortgages on real property and stock in other REITs. We believe that the properties qualify as real estate assets.

•	“Interests in real property” include an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property).

•	Qualifying temporary investments are investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity or long-term (at least five-year) debt offerings.

•	For investments not included in the 75% asset test, (A) the value of our interest in any one issuer’s securities (which does not include our equity ownership of other REITs, any qualified REIT subsidiary, or any taxable REIT subsidiary) may not exceed 5% of the value of our total assets (the “5% asset test”), (B) we generally may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, which does not include our equity ownership in other REITs, any qualified REIT subsidiary, or any taxable REIT subsidiary (the “10% asset test”), and (C) the value of our securities in one or more taxable REIT subsidiaries may not exceed 20% of the value of our total assets. For purposes of the 10% asset test that relates to value, the following are not treated as securities: (i) loans to individuals and estates, (ii) securities issued by REITs, (iii) accrued obligations to pay rent; (iv) certain debt meeting the definition of “straight debt” if neither we nor a taxable REIT subsidiary that we control hold more than 1% of the issuer’s securities that do not qualify as “straight debt,” and (v) debt issued by a partnership if the partnership meets the 75% gross income test with respect to its own gross income.

We intend to select future investments so as to comply with the asset tests.

If we fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (ii) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Relief from Consequences of Failing to Meet Asset Tests.    If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. Those relief provisions are available for failures of the 5% asset test and the 10% asset test if (i) the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and (ii) the failure is corrected or we otherwise return to compliance with the applicable asset test within 6 months following the quarter in which it was discovered. In addition, should we fail to satisfy any of the asset tests other than failures addressed in the previous sentence, we may neverthless qualify as a REIT for such year if (i) the failure is due to reasonable cause and not due to willful neglect, (ii) we file a schedule with a description of each asset causing the failure in accordance with regulations prescribed by the Treasury, (iii) the failure is corrected or we otherwise return to compliance with the assest tests within 6 months following the quarter in which it was discovered, and (iv) we pay a tax consisting of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset tests. We may not qualify for the relief provisions in all circumstances.

Distribution Requirements.    Each taxable year, we must distribute dividends (other than capital gain dividends and deemed distributions of retained capital gain) to our shareholders in an aggregate amount at least equal to (1) the sum of 90% of (A) our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (B) our net income (after tax), if any, from foreclosure property, minus (2) certain items of non-cash income.

We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if we (i) declare a dividend in one of the last three months of the calendar year to which the dividend relates which is payable to shareholders of record as determined in one of such months, and pay the distribution during January of the following taxable year, or (ii) declare the distribution before we timely file our federal income tax return for such following taxable year and pay the distribution on or before the first regular dividend payment date after such declaration.

We will pay federal income tax at regular corporate rates on taxable income (including net capital gain) that we do not distribute to shareholders. Furthermore, we will incur a 4% nondeductible excise tax if we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year, and (3) any undistributed taxable income from prior periods. The excise tax is on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Shareholders.” For purposes of the 4% excise tax, we will be treated as having distributed any such retained amount. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue preferred shares or additional common shares.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying deficiency dividends to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Record Keeping Requirements.    We must maintain certain records to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis certain information from our shareholders designed to disclose the actual ownership of our outstanding shares. We have complied, and we intend to continue to comply, with such requirements.

Relief from Other Failures of the REIT Qualification Provisions.    If we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements. We may not qualify for this relief provision in all circumstances.

Failure to Qualify.    If we fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in such year. In such event, to the extent of our earnings and profits, all distributions to shareholders would be taxable as ordinary income. Such distributions would, however, be “qualified dividend income,” which is taxable at long-term capital gain rates for individual shareholders. Furthermore, subject to certain limitations of the Code, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

As used herein, the term “taxable U.S. shareholder” means a taxable holder of common or preferred shares that for U.S. federal income tax purposes is

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall be considered taxable U.S. shareholders.

If a partnership, including an entity that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of our shares, the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

For U.S. federal income tax purposes, holders of depositary share receipts will be treated as if they held the equivalent fraction of the underlying preferred shares. Accordingly, the discussion below with respect to the consequences of holding our preferred shares applies equally to holders of our depositary receipts.

Dividends and Other Taxable U.S. Shareholder Distributions.    As long as we qualify as a REIT, a taxable U.S. shareholder must take into account distributions on our common and preferred shares out of our current or accumulated earnings and profits (and that we do not designate as capital gain dividends or retained long-term capital gain) as ordinary income. Such distributions will not qualify for the dividends received deduction generally available to corporations.

In determining the extent to which a distribution constitutes a dividend for federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares and then to distributions with respect to our common shares. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our shareholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to the holders of each class or series of preferred shares will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to the holders of such class or series of preferred shares for the year and the denominator of which will be the total dividends paid to the holders of all classes of our shares for the year. The remainder of the designated capital gain dividends will be allocable to holders of our common shares.

A taxable U.S. shareholder will recognize distributions that we designate as capital gain dividends as long-term capital gain (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the taxable U.S. shareholder has held its shares. Subject to certain limitations, we will designate whether our capital gain dividends are taxable at the usual capital gains rate or at the higher rate applicable to depreciation recapture. A corporate taxable U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a taxable U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The taxable U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The taxable U.S. shareholder would increase the basis in its shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A taxable U.S. shareholder will not incur tax on a distribution to the extent it exceeds our current and accumulated earnings and profits if such distribution does not exceed the adjusted basis of the taxable U.S. shareholder’s common or preferred shares. Instead, such distribution in excess of earnings and profits will reduce the adjusted basis of such common or preferred shares. To the extent a distribution exceeds both our current and accumulated earnings and profits and the taxable U.S. shareholder’s adjusted basis in its common or preferred shares, the taxable U.S. shareholder will recognize long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the taxable U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a taxable U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the taxable U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify taxable U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

Taxation of Taxable U.S. Shareholders on the Disposition of Our Shares.    In general, a taxable U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the common or preferred shares as long-term capital gain or loss if the taxable U.S. shareholder has held its shares for more than one year and otherwise as short-term capital gain or loss. However, a taxable U.S. shareholder must treat any loss upon a sale or exchange of common or preferred shares held by such shareholder for six months or less (after applying certain holding period rules) as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such taxable U.S. shareholder treats as long-term capital gain. All or a portion of any loss a taxable U.S. shareholder realizes upon a taxable disposition of the common or preferred shares may be disallowed if the taxable U.S. shareholder purchases substantially identical shares within the 61-day period beginning 30 days before and ending 30 days after the disposition.

Capital Gains and Losses.    A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate on ordinary income exceeds the maximum tax rate on long-term capital gain applicable to non-corporate taxpayers. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property” (i.e., depreciable real property) is, to the extent that such gain would have been treated as ordinary income if the property were “Section 1245 property,” higher than the maximum long-

term capital gain rate otherwise applicable. With respect to distributions that we designate as capital gain dividends and any retained capital gain that is deemed to be distributed, we may designate (subject to certain limits) whether such a distribution is taxable to our non-corporate shareholders at the lower or higher rate. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers is significant. A taxable U.S. shareholder required to include retained long-term capital gains in income will be deemed to have paid, in the taxable year of the inclusion, its proportionate share of the tax paid by us in respect of such undistributed net capital gains. Taxable U.S. shareholders subject to these rules will be allowed a credit or a refund, as the case may be, for the tax deemed to have been paid by such shareholders. Taxable U.S. shareholders will increase their basis in their shares by the difference between the amount of such includible gains and the tax deemed paid by the taxable U.S. shareholder in respect of such gains. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer generally may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Redemption of Preferred Shares for Cash.    The treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of preferred shares can only be determined on the basis of particular facts as to each holder at the time of redemption. As stated above, in general a taxable U.S. shareholder of preferred shares will recognize capital gain or loss measured by the difference between the amount received upon the redemption and such holder’s adjusted tax basis in the preferred shares redeemed (provided the preferred shares are held as a capital asset) if such redemption (i) results in a “complete termination” of the holder’s interest in all classes of our shares under Section 302(b)(3) of the Code, (ii) is “substantially disproportionate’” with respect to the holder’s interest in our shares under Section 302(b)(2) of the Code (which will not be the case if only preferred shares are redeemed, since they generally do not have voting rights), or (iii) is “not essentially equivalent to a dividend” with respect to the holder of preferred shares under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the preferred shares owned by the taxable U.S. shareholder, but also such holder’s ownership of our common shares and any other options (including share purchase rights) to acquire any of the foregoing. The holder of preferred shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If a particular taxable U.S. shareholder of preferred shares owns (actually or constructively) none of our common shares or an insubstantial percentage of our outstanding common shares, then based upon current law, it is probable that the redemption of preferred shares from such a holder would be considered “not essentially equivalent to a dividend.” However, whether a dividend is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a taxable U.S. shareholder of preferred shares intending to rely on any of these tests at the time of redemption should consult the holder’s own tax advisor to determine their application to the holder’s particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from the preferred shares will be treated as a distribution on the preferred shares. If the redemption is taxed as a dividend, the taxable U.S. shareholder’s adjusted tax basis in the preferred shares will be transferred to any other shares held by the holder. If the holder of preferred shares owns none of our other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Proposed Treasury Regulations would, if adopted, alter the method for recovering a taxable U.S. shareholder’s adjusted tax basis in any of our shares redeemed in a dividend equivalent redemption. Under the Proposed Treasury Regulations, a holder would be treated as realizing a capital loss on the date of the dividend equivalent redemption equal to the adjusted tax basis of the shares redeemed, subject to adjustments. The recognition of such loss would generally be deferred until the occurrence of specified events, such as, for example, the holder’s ceasing to actually or constructively own any shares. There can be no assurance that the Proposed Treasury Regulations will be adopted, or that they will be adopted in their current form.

Redemption or Conversion of Preferred Shares to Common Shares.    Assuming that preferred shares will not be redeemed or converted at a time when there are distributions in arrears, in general, no gain or loss will be recognized for federal income tax purposes upon the redemption or conversion of our preferred shares at the option of the holder solely into common shares. The basis that a taxable U.S. shareholder will have for tax purposes in the common shares received will be equal to the adjusted basis the holder had in the preferred shares so redeemed or converted and, provided that the preferred shares were held as a capital asset, the holding period for the common shares received will include the holding period for the preferred shares redeemed or converted. A holder, however, will generally recognize gain or loss on the receipt of cash in lieu of a fractional common share in an amount equal to the difference between the amount of cash received and the holder’s adjusted basis in such fractional share.

If a redemption or conversion occurs when there is a dividend arrearage on the preferred shares and the fair market value of the common shares exceeds the issue price of the preferred shares, a portion of the common shares received might be treated as a dividend distribution taxable as ordinary income.

Adjustments to Conversion Price.    Under Section 305 of the Code, holders of preferred shares may be deemed to have received a constructive distribution of shares that is taxable as a dividend where the conversion ratio is adjusted to reflect a cash or property distribution with respect to the common shares into which it is convertible. An adjustment to the conversion price made pursuant to a bona fide, reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders, however, will generally not be considered to result in a constructive distribution of shares. Certain of the possible adjustments provided in the preferred shares may not qualify as being pursuant to a bona fide, reasonable adjustment formula. If a nonqualifying adjustment were made, the holders of preferred shares might be deemed to have received a taxable stock dividend.

Current Tax Rates.    The maximum tax rate on the long-term capital gains of domestic non-corporate taxpayers is 15% for taxable years beginning on or before December 31, 2010. The tax rate on “qualified dividend income” is the same as the maximum capital gains rate, and is substantially lower than the maximum rate on ordinary income. Because, as a REIT, we are not generally subject to tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our distributions are not generally eligible for the tax rate on qualified dividend income. As a result, our ordinary REIT distributions are taxed at the higher tax rates applicable to ordinary income. However, the 15% rate does generally apply to:

•	a shareholder’s long-term capital gain, if any, recognized on the disposition of our shares;

•	distributions we designate as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case the 25% tax rate applies);

•	distributions attributable to dividends we receive from non-REIT corporations (including our taxable REIT subsidiaries); and

•	distributions to the extent attributable to income upon which we have paid corporate tax (for example, the tax we would pay if we distributed less than all of our taxable REIT income).

Without legislation, the maximum tax rate on long-term capital gains will increase to 20% in 2011, and qualified dividend income will no longer be taxed at a preferential rate compared to ordinary income.

Information Reporting and Backup Withholding.    We will report to our shareholders and to the IRS the amount of dividends we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding (currently at the rate of

28%) with respect to dividends unless such holder (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

Taxation of Tax-Exempt U.S. Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities (“exempt organizations”), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to exempt organizations generally should not constitute UBTI. However, if an exempt organization were to finance its acquisition of shares with debt, a portion of the income that they receive from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code Section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares is required to treat a percentage of the dividends that it receives from us as UBTI (the “UBTI Percentage”). The UBTI Percentage is equal to the gross income we derive from an unrelated trade or business (determined as if we were a pension trust) divided by our total gross income for the year in which we pay the dividends. The UBTI rule applies to a pension trust holding more than 10% of our shares only if:

•	the UBTI Percentage is at least 5%;

•	we qualify as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

•	we are a “pension-held REIT” (i.e., either (1) one pension trust owns more than 25% of the value of our shares or (2) a group of pension trusts individually holding more than 10% of the value of our shares collectively owns more than 50% of the value of our shares).

Tax-exempt entities will be subject to the rules described above, under the heading “— Taxation of Taxable U.S. Shareholders” concerning the inclusion of our designated undistributed net capital gains in the income of our shareholders. Thus, such entities will, after satisfying filing requirements, be allowed a credit or refund of the tax deemed paid by such entities in respect of such includible gains.

Taxation of Non-U.S. Shareholders

The rules governing U.S. federal income taxation of non-U.S. shareholders are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of common or preferred shares, including any reporting requirements. As used herein, the term “non-U.S. shareholder” means any taxable beneficial owner of our shares (other than a partnership or entity that is treated as a partnership for U.S. federal income tax purposes) that is not a taxable U.S. shareholder.

Ordinary Dividends.    A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests (as defined below) and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as taxable U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a non-U.S. corporation). We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless (i) a lower treaty rate applies and the non-U.S. shareholder (or beneficial owner in the case of shares owned through a pass-through entity that is not acting as a withholding foreign partnership or trust) provides IRS Form W-8BEN to us evidencing eligibility for that reduced rate, (ii) the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income, or (iii) the non-U.S. shareholder holds shares through a “qualified intermediary” that has elected to perform any necessary withholding itself.

Return of Capital.    A non-U.S. shareholder will not incur tax on a distribution to the extent it exceeds our current and accumulated earnings and profits if such distribution does not exceed the adjusted basis of its common or preferred shares. Instead, such distribution in excess of earnings and profits will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax to the extent a distribution exceeds both our current and accumulated earnings and profits and the adjusted basis of its common or preferred shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution just as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Capital Gain Dividends.     Provided that a particular class of our shares is “regularly traded” on an established securities market in the United States, and the non-U.S. shareholder does not own more than 5% of the shares of such class at any time during the one-year period preceding the distribution, then amounts distributed with respect to those shares that are designated as capital gains from our sale or exchange of “U.S. real property interests” (defined below) are treated as an ordinary dividend taxable as described above under “— Ordinary Dividends.”

If the foregoing exceptions do not apply, for example because the non-U.S. shareholder owns more than 5% of our shares, the non-U.S. shareholder incurs tax on distributions that are attributable to gain from our sale or exchange of “U.S. real property interests” under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). The term “U.S. real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property, but excludes mortgage loans and mortgage-backed securities. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to taxable U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). A corporate non-U.S. shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on distributions subject to FIRPTA. We must withhold 35% of any distribution that we could designate as a capital gain dividend. However, if we make a distribution and later designate it as a capital gain dividend, then (although such distribution may be taxable to a non-U.S. shareholder) it is not subject to withholding under FIRPTA. Instead, we must make-up the 35% FIRPTA withholding from distributions made after the designation, until the amount of distributions withheld at 35% equals the amount of the distribution designated as a capital gain dividend. A non-U.S. shareholder may receive a credit against its FIRPTA tax liability for the amount we withhold.

Distributions to a non-U.S. shareholder that we designate at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to our disposition of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below under “— Sale of Shares.”

Sale of Shares.    A non-U.S. shareholder generally will not incur tax under FIRPTA on gain from the sale of its common or preferred shares as long as we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which at all times during a specified testing period non-U.S. persons held, directly or indirectly, less than 50% in value of our shares. We anticipate that we will continue to be a “domestically controlled REIT.” In addition, a non-U.S. shareholder that owns, actually or constructively, 5% or less of a class of our of outstanding shares at all times during a specified testing period will not incur tax under FIRPTA on a sale of such shares if the shares are “regularly traded” on an established securities market. If neither of these exceptions were to apply, the gain on the sale of the common or preferred shares would be taxed under FIRPTA, in which case a non-U.S. shareholder would be taxed in the same manner as taxable U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the shares would be required to withhold and remit to the IRS 10% of the purchase price.

A non-U.S. shareholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as taxable U.S. shareholders with respect to such gain, or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains. Capital gains dividends not subject to FIRPTA will be subject to similar rules.

Information Reporting and Backup Withholding.    We must report annually to the IRS and to each non-U.S. shareholder the amount of distributions paid to such holder and the tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty.

Backup withholding and additional information reporting will generally not apply to distributions to a non-U.S. shareholder provided that the non-U.S. shareholder certifies under penalty of perjury that the shareholder is a non-U.S. shareholder, or otherwise establishes an exemption. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of common or preferred shares effected at a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of common or preferred shares by a foreign office of a broker that:

•	is a U.S. person;

•	derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the U.S.;

•	is a “controlled foreign corporation” (a foreign corporation controlled by certain U.S. shareholders) for U.S. tax purposes; or

•	that is a foreign partnership, if at any time during its tax year more than 50% of its income or capital interest are held by U.S. persons or if it is engaged in the conduct of a trade or business in the U.S., unless the broker has documentary evidence in its records that the holder or beneficial owner is a non-U.S. shareholder and certain other conditions are met, or the shareholder otherwise establishes an exemption.

Payment of the proceeds of a sale of common or preferred shares effected at a U.S. office of a broker is subject to both backup withholding and information reporting unless the shareholder certifies under penalty of perjury that the shareholder is a non-U.S. shareholder, or otherwise establishes an exemption. Backup withholding is not an additional tax. A non-U.S. shareholder may obtain a refund of excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

Other Tax Consequences

State and Local Taxes.    We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

We may sell securities from time to time in one or more transactions on a negotiated or competitive bid basis to or through one or more underwriters or dealers on a firm commitment or best efforts basis, in the over-the-counter market, on any national securities exchange or automated quotation system on which the securities may be listed or traded, in privately negotiated transactions, to or through a market maker, or through any other legally available means. In addition, the sales will be made at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. We may also sell securities directly to institutional investors or other purchasers or through agents. We will identify any underwriter, dealer or agent involved in the offer and sale of securities, and any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

The methods by which we may distribute securities include:

•	a block trade (which may involve crosses) in which the dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a dealer as principal and resale by such dealer for its account pursuant to this prospectus or any prospectus supplement;

•	ordinary broker transactions and transactions in which the broker solicits purchasers; or

•	any other legally available means.

Unless we say otherwise in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions, that may be in excess of those customary in the types of transactions involved, from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any such compensation we pay, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If we tell you in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market (other than the common shares and the Series B preferred shares, each of which are quoted on The New York Stock Exchange). No assurance can be given as to the liquidity of the trading market for any such securities.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offerings (in other words, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the representatives of any underwriters may determine not to engage in such transactions and such transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their affiliates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

LEGAL MATTERS

The validity of the offered securities and the accuracy of the discussion under “Federal Income Tax Considerations” will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Washington D.C. If any portion of the offered securities is distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

Pursuant to the Securities Act of 1933 and the rules promulgated thereunder, we are required to, and have incorporated into this registration statement our Annual Report on Form 10-K for the year ended December 31, 2005. Grant Thornton LLP, independent registered public accounting firm, have audited our consolidated financial statements and schedules and management’s assessment of the effectiveness of internal control over financial reporting included in our Annual Report on Form 10-K for the year ended December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules and management’s assessment of the effectiveness of internal control over financial reporting contained in the 2005 Form 10-K are incorporated by reference in reliance on Grant Thornton LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the operating rules and procedures for the public reference room. Reports, proxy statements and other information concerning Federal Realty Investment Trust may also be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, NY 10005.

The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of our prospectus, and all information that we will later file with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act (Exchange Act File No. 1-07533) made from the date of this prospectus until we sell all of the securities under this prospectus as supplemented.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006;

•	Our Current Report on Form 8-K filed with the SEC on February 23, 2006;

•	Our Current Report on Form 8-K filed with the SEC on February 28, 2006;

•	Our Current Report on Form 8-K filed with the SEC on March 10, 2006;

•	Description of our common shares contained in the Registration Statement on Form 8-A/A, filed June 6, 2002; and

•	Description of our Common Share Purchase Rights included in the Registration Statement on Form 8-A/A, filed March 11, 1999, and in the First Amendment to Amended and Restated Rights Agreement, dated as of November 2003 and filed as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2003, between us and American Stock Transfer & Trust Company.

Copies of these filings are available at no cost at our website, www.federalrealty.com. Amendments to these filings will be posted to our website as soon as reasonably practical after filing with the SEC. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement.

Please direct your request to:

Andrew P. Blocher

Vice President, Capital Markets and Investor Relations

Federal Realty Investment Trust

1626 E. Jefferson Street

Rockville, Maryland 20852

(301) 998-8100 or (301) 658-8980

Our prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in our prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved. You may get copies of the exhibits by contacting the person named above.

You should rely only on the information in our prospectus, any prospectus supplement and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement or any incorporated document is accurate as of any date other than the date of the document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are the amounts of fees and expenses (other than underwriting discounts and commissions) we will pay in connection with the offering of our securities.

SEC Registration Fee	$(1)
Printing and Mailing Costs	(2)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Trustee Fees and Expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	In accordance with Rule 456(b) and 457(r), we are deferring payment of the registration fee for the securities offered by this prospectus, except for $9,200 that has already been paid with respect to $100,000,000 aggregate initial offering price of securities that were previously registered by us pursuant to Registration Statement No. 333-100819 filed on October 29, 2002, and were not sold thereunder.
(2)	The amounts of such fees and expenses are presently unknown.

Item 15.	Indemnification of Trustees and Officers

The Registrant’s Declaration of Trust authorizes the Registrant, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former shareholder, Trustee or officer of the Registrant or (ii) any individual who, while a Trustee of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status. The Registrant’s Declaration of Trust also permits the Registrant, with approval of the Registrant’s Board of Trustees, to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant.

The Registrant’s Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify (a) any Trustee, officer or shareholder or any former Trustee, officer or shareholder, including any individual who, while a Trustee, officer or shareholder and at the express request of the Registrant, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, manager, member, partner or trustee of such real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) each shareholder or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, the Registrant will, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee, officer or shareholder or former Trustee, officer or shareholder made a party to a proceeding by reason of such status, provided that, in the case of a Trustee or officer, the Registrant must have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Registrant and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the applicable standard of conduct was not met. The Registrant may, with the approval of its Trustees, provide such indemnification or payment or reimbursement of expenses to any Trustee, officer or shareholder or any former Trustee, officer or shareholder who served a predecessor of the Trust and to any employee or agent of the Registrant or a predecessor of the Registrant. Any indemnification or payment or reimbursement of the expenses permitted by the Registrant’s Bylaws will be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the “MGCL”) for directors of Maryland corporations. The Registrant may provide to Trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

Title 8 of the Corporations and Associations Code of the State of Maryland, as amended, provides that a shareholder or Trustee of a Maryland real estate investment trust is not personally liable for the obligations of the real estate investment trust, except that a Trustee will be liable in any case in which a Trustee otherwise would be liable and the Trustee’s act constitutes bad faith, willful misfeasance, gross negligence or reckless disregard of the Trustee’s duties. Title 8 further provides that a Maryland real estate investment trust may indemnify or advance expenses to trustees, officers, employees, and agents of the trust to the same extent as is permitted for directors, officers, employees, and agents of a Maryland corporation. Title 2 of the Corporations and Associations Code of the State of Maryland, as amended, permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or certain related capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the trust if such director or officer has been adjudged to be liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

The following exhibits, as noted, are filed herewith, previously have been filed, or will be filed by amendment.

Number	Description

1.1	Form of Underwriting Agreement for Debt Securities*

1.2	Form of Underwriting Agreement for Equity Securities*

3.1

Declaration of Trust of Federal Realty Investment Trust dated May 5, 1999 as amended by the Articles of Amendment of Declaration of Trust of Federal Realty Investment Trust dated May 6, 2004, as corrected by the Certificate of Correction of Articles of Amendment of Declaration of Trust of Federal Realty Investment Trust dated June 17, 2004 (previously filed as Exhibit 3.1 to the Trust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (File No. 1-07533) and incorporated herein by reference)

Number	Description
3.2

Amended and Restated Bylaws of Federal Realty Investment Trust dated February 12, 2003, as amended October 29, 2003, May 5, 2004 and February 17, 2006 (previously filed as Exhibit 3.2 to the Trust’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 1-07533) and incorporated herein by reference)

4.1	Specimen Common Share certificate (filed as Exhibit 4(i) to the Trust’s Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference)
4.2

Amended and Restated Rights Agreement, dated March 11, 1999, between the Trust and American Stock Transfer & Trust Company (filed as Exhibit 1 to the Trust’s Registration Statement No. 1-07533 on Form 8-A/A filed on March 11, 1999, and incorporated herein by reference)

4.3

First Amendment to Amended and Restated Rights Agreement, dated as of November 2003, between the Trust and American Stock Transfer & Trust Company (filed as Exhibit 4.5 to the Trust’s Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 15, 2004, and incorporated herein by reference)

4.4

Articles Supplementary relating to the 8 1/2% Series B Cumulative Redeemable Preferred Shares (previously filed as Exhibit 4.1 to the Trust’s Registration Statement on Form 8-A filed on November 26, 2001 (File No. 1-07533) (the “2001 Form 8-A”) and incorporated herein by reference)

4.5	Specimen 8 1/2% Series B Cumulative Redeemable Preferred Share certificate (previously filed as Exhibit 4.2 to the 2001 Form 8-A and incorporated herein by reference)
4.6

Indenture dated December 13, 1993 related to the Trust’s 7.48% Debentures due August 15, 2026; 6 5/8% Notes due 2005; 6.82% Medium Term Notes due August 1, 2027; and 6.99% Medium Term Notes due March 10, 2006 (previously filed as Exhibit 4(a) to the Trust’s Registration Statement on Form S-3 (File No. 33-51029), and amended on Form S-3 (File No. 33-63687), filed on December 13, 1993 and incorporated herein by reference)

4.7

Indenture dated September 1, 1998 related to the Trust’s 8.75% Notes due December 1, 2009 and the Trust’s 6 1/8% Notes due November 15, 2007 and the Trust’s 4.50% Notes due 2011 (previously filed as Exhibit 4(a) to the Trust’s Registration Statement on Form S-3 (File No. 333-63619) filed on September 17, 1998 and incorporated herein by reference)

4.8

Pursuant to Regulation S-K Item 601(b)(4)(iii), the Trust by this filing agrees, upon request, to furnish to the Securities and Exchange Commission a copy of other instruments defining the rights of holders of long-term debt of the Trust

4.9	Form of Warrant Agreement*
4.10	Form of Certificate for Preferred Stock*
4.11	Form of Deposit Agreement and Depositary Receipt*
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities being registered (filed herewith)
8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding certain tax matters (filed herewith)
12.1	Statement of Computation of Earnings to Combined Fixed Charges and Preferred Stock Dividends (filed herewith)
23.1	Consent of Grant Thornton LLP, independent registered public accounting firm (filed herewith)
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)
23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 8.1)
24.1	Power of Attorney (included on signature page)
25.1	Statement of Eligibility of Trustee on Form T-1*

*	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) (i), (1) (ii) and (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305 (b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on June 20, 2006.

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Donald C. Wood
Name: Title:	Donald C. Wood President, Chief Executive Officer and Trustee (Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned trustees and officers of Federal Realty Investment Trust, a Maryland real estate investment trust, do hereby constitute and appoint Donald C. Wood, Larry E. Finger and Dawn M. Becker, and each and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said trust to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto and thereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Donald C. Wood Donald C. Wood	President, Chief Executive Officer and Trustee (principal executive officer)	June 20, 2006

/s/ Larry E. Finger Larry E. Finger	Executive Vice President and Chief Financial Officer and Treasurer (principal financial and accounting officer)	June 20, 2006

/s/ Jon E. Bortz Jon E. Bortz	Trustee	June 20, 2006

/s/ David W. Faeder David W. Faeder	Trustee	June 20, 2006

/s/ Kristin Gamble Kristin Gamble	Trustee	June 20, 2006

SIGNATURE	TITLE	DATE

/s/ Walter F. Loeb Walter F. Loeb	Trustee	June 20, 2006

/s/ Mark S. Ordan Mark S. Ordan	Trustee	June 20, 2006

/s/ Joseph S. Vassalluzzo Joseph S. Vassalluzzo	Trustee	June 20, 2006

Exhibit Index

Number	Description

1.1	Form of Underwriting Agreement for Debt Securities*

1.2	Form of Underwriting Agreement for Equity Securities*

3.1

Declaration of Trust of Federal Realty Investment Trust dated May 5, 1999 as amended by the Articles of Amendment of Declaration of Trust of Federal Realty Investment Trust dated May 6, 2004, as corrected by the Certificate of Correction of Articles of Amendment of Declaration of Trust of Federal Realty Investment Trust dated June 17, 2004 (previously filed as Exhibit 3.1 to the Trust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (File No. 1-07533) and incorporated herein by reference)

3.2

Amended and Restated Bylaws of Federal Realty Investment Trust dated February 12, 2003, as amended October 29, 2003, May 5, 2004 and February 17, 2006 (previously filed as Exhibit 3.2 to the Trust’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 1-07533) and incorporated herein by reference)

4.1	Specimen Common Share certificate (filed as Exhibit 4(i) to the Trust’s Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference)

4.2

Amended and Restated Rights Agreement, dated March 11, 1999, between the Trust and American Stock Transfer & Trust Company (filed as Exhibit 1 to the Trust’s Registration Statement No. 1-07533 on Form 8-A/A filed on March 11, 1999, and incorporated herein by reference)

4.3

First Amendment to Amended and Restated Rights Agreement, dated as of November 2003, between the Trust and American Stock Transfer & Trust Company (filed as Exhibit 4.5 to the Trust’s Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 15, 2004, and incorporated herein by reference)

4.4

Articles Supplementary relating to the 8 1/2% Series B Cumulative Redeemable Preferred Shares (previously filed as Exhibit 4.1 to the Trust’s Registration Statement on Form 8-A filed on November 26, 2001 (File No. 1-07533) (the “2001 Form 8-A”) and incorporated herein by reference)

4.5	Specimen 8 1/2% Series B Cumulative Redeemable Preferred Share certificate (previously filed as Exhibit 4.2 to the 2001 Form 8-A and incorporated herein by reference)

4.6

Indenture dated December 13, 1993 related to the Trust’s 7.48% Debentures due August 15, 2026; 6 5/8% Notes due 2005; 6.82% Medium Term Notes due August 1, 2027; and 6.99% Medium Term Notes due March 10, 2006 (previously filed as Exhibit 4(a) to the Trust’s Registration Statement on Form S-3 (File No. 33-51029), and amended on Form S-3 (File No. 33-63687), filed on December 13, 1993 and incorporated herein by reference)

4.7

Indenture dated September 1, 1998 related to the Trust’s 8.75% Notes due December 1, 2009 and the Trust’s 6 1/8% Notes due November 15, 2007 and the Trust’s 4.50% Notes due 2011 (previously filed as Exhibit 4(a) to the Trust’s Registration Statement on Form S-3 (File No. 333-63619) filed on September 17, 1998 and incorporated herein by reference)

4.8

Pursuant to Regulation S-K Item 601(b)(4)(iii), the Trust by this filing agrees, upon request, to furnish to the Securities and Exchange Commission a copy of other instruments defining the rights of holders of long-term debt of the Trust

4.9	Form of Warrant Agreement*

4.10	Form of Certificate for Preferred Stock*

4.11	Form of Deposit Agreement and Depositary Receipt*

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities being registered (filed herewith)

Number	Description

8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding certain tax matters (filed herewith)

12.1	Statement of Computation of Earnings to Combined Fixed Charges and Preferred Stock Dividends (filed herewith)

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm (filed herewith)

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility of Trustee on Form T-1*

*	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities